================================================================================

                                                                     EXHIBIT 4.1




                           QUEEN SAND RESOURCES, INC.
                            (a Delaware corporation)
                                   as Issuer

                                      AND

                           THE SUBSIDIARY GUARANTORS
                                 PARTIES HERETO

                                       TO

                         HARRIS TRUST AND SAVINGS BANK,
                                   as Trustee


                     -----------------------------------

                                   INDENTURE

                            Dated as of July 1, 1998

                     -----------------------------------

                                  $125,000,000


                             Series A and Series B
                                     12 1/2
                            % Senior Notes due 2008



================================================================================

Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of June 15, 1998

Trust Indenture                                                              Indenture
  Act Section                                                                 Section
----------------                                                             ---------
Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  609
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  609
         (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  608
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  610
Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  613
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  613
         (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  701
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702(b)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  702(c)
Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(b)
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(b)
Section 314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  704
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
Section 315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  602
          . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  703(a)
         (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (d)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (d)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (d)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  601
         (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  514
Section 316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  512
         (a)(1)(A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  512
         (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  513
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable

Trust Indenture                                                           Indenture
  Act Section                                                              Section
----------------                                                          ---------
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  508
Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  503
         (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  504
         (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1003
Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                       ARTICLE ONE
                                             Definitions and Other Provisions
                                                  of General Application

         SECTION 101.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 102.     Compliance Certificates and Opinions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 103.     Form of Documents Delivered to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 104.     Acts of Holders; Record Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 105.     Notices, Etc., to Trustee, Company and Guarantors.  . . . . . . . . . . . . . . . . . . . .  27
         SECTION 106.     Notice to Holders; Waiver.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 107.     Conflict with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 108.     Effect of Headings and Table of Contents.   . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 109.     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 110.     Separability Clause.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 111.     Benefits of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 112.     Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 113.     Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 114.     No Personal Liability of Partners, Stockholders, Officers, Directors. . . . . . . . . . . .  29

                                                       ARTICLE TWO
                                                        Note Forms

         SECTION 201.      Forms Generally. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                      ARTICLE THREE
                                                        The Notes

         SECTION 301.     Title and Terms.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 302.     Denominations.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 303.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 304.     Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 305.     Registration, Registration of Transfer and Exchange.  . . . . . . . . . . . . . . . . . . .  32
         SECTION 306.     Mutilated, Destroyed, Lost and Stolen Notes.  . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 307.     Payment of Interest; Interest Rights Preserved.   . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 308.     Persons Deemed Owners.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 309.     Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 310.     Computation of Interest.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                                       ARTICLE FOUR
                                                Satisfaction and Discharge

         SECTION 401.     Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 402.     Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

                                                       ARTICLE FIVE
                                                         Remedies

         SECTION 501.     Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 502.     Acceleration of Maturity; Rescission and Annulment.   . . . . . . . . . . . . . . . . . . .  46
         SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                                  Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 504.     Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 505.     Trustee May Enforce Claims Without Possession of Notes. . . . . . . . . . . . . . . . . . .  47
         SECTION 506.     Application of Money Collected. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 507.     Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 508.     Unconditional Right of Holders to Receive Principal,
                                  Premium and Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 509.     Restoration of Rights and Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 510.     Rights and Remedies Cumulative. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 511.     Delay or Omission Not Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 512.     Control by Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 513.      Waiver of Past Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 514.     Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 515.     Waiver of Usury, Stay or Extension Laws.  . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                       ARTICLE SIX
                                                       The Trustee

         SECTION 601.     Certain Duties and Responsibilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 602.     Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 603.     Certain Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 604.     Not Responsible for Recitals or Issuance of Notes.  . . . . . . . . . . . . . . . . . . . .  53
         SECTION 605.     May Hold Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 606.     Money Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 607.     Compensation and Reimbursement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 608.     Disqualification; Conflicting Interests.  . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 609.     Corporate Trustee Required; Eligibility.  . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 610.     Resignation and Removal; Appointment of Successor.  . . . . . . . . . . . . . . . . . . . .  54
         SECTION 611.     Acceptance of Appointment by Successor. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 612.     Merger, Conversion, Consolidation or Succession to
                                  Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 613.     Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . . . . . .  56

                                                      ARTICLE SEVEN
                                    Holders' Lists and Reports by Trustee and Company

         SECTION 701.     Company to Furnish Trustee Names and Addresses
                                  of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 702.     Preservation of Information; Communications to Holders.   . . . . . . . . . . . . . . . . .  57
         SECTION 703.     Reports by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

                                                      ARTICLE EIGHT
                                   Consolidation, Merger, Conveyance, Transfer or Lease

         SECTION 801.     Limitation on Merger, Sale or Consolidation.  . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 802.     When a Subsidiary Guarantor May Merge or
                                  Transfer Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

                                                       ARTICLE NINE
                                                 Supplemental Indentures

         SECTION 901.     Supplemental Indentures Without Consent of Holders.   . . . . . . . . . . . . . . . . . . .  59
         SECTION 902.     Supplemental Indentures with Consent of Holders.  . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 903.     Execution of Supplemental Indentures. . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 904.     Effect of Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 905.     Conformity with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 906.     Reference in Notes to Supplemental Indentures.  . . . . . . . . . . . . . . . . . . . . . .  61

                                                       ARTICLE TEN
                                                        Covenants

         SECTION 1001.    Payment of Principal, Premium and Interest.   . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 1002.    Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 1003.    Money for Note Payments to be Held in Trust.  . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 1004.    Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 1005.    Maintenance of Properties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 1006.    Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1007.    Maintenance of Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1008.    Limitation on Incurrence of Additional Indebtedness.  . . . . . . . . . . . . . . . . . . .  64
         SECTION 1009.    Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 1010.    Limitations on Distributions from Restricted Subsidiaries.  . . . . . . . . . . . . . . . .  68
         SECTION 1011.    Limitation on Liens.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 1012.    Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 1013.    Limitation on Asset Sales.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         SECTION 1014.    Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.  . . . . . .  73

         SECTION 1015.    Repurchase of Notes at the Option of the Holder Upon a Change of Control. . . . . . . . . .  73
         SECTION 1016.    Investment Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 1017.    Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 1018.    Restricted and Unrestricted Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 1019.    Future Guarantors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 1020.    Statement by Officers as to Default; Compliance
                                  Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 1021.    Waiver of Certain Covenants.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

                                                      ARTICLE ELEVEN
                                                   Redemption of Notes

         SECTION 1101.    Right of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 1102.    Applicability of Article. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 1103.    Election to Redeem; Notice to Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 1104.    Selection by Trustee of Notes to Be Redeemed. . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 1105.    Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 1106.    Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 1107.    Notes Payable on Redemption Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 1108.    Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

                                                      ARTICLE TWELVE
                                            Defeasance and Covenant Defeasance

         SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . .  81
         SECTION 1202.    Defeasance and Discharge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 1203.    Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 1204.    Conditions to Defeasance or Covenant Defeasance.  . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 1205.    Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous
                          Provisions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         SECTION 1206.    Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84

                                                     ARTICLE THIRTEEN
                                                  Subsidiary Guarantees

         SECTION 1301.    Subsidiary Guarantees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         SECTION 1302.    Execution and Delivery of Subsidiary Guarantees.  . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 1309.    Application of Certain Terms and Provisions to the Subsidiary Guarantors. . . . . . . . . .  89

Annex A   FORM OF NOTE
Annex B   FORM OF SUBSIDIARY GUARANTEE
Annex C   FORM OF REGULATION S CERTIFICATE FOR HOLDER
Annex D   SCHEDULE OF AFFILIATE AGREEMENTS

         INDENTURE, dated as of July 1, 1998, among Queen Sand Resources, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 3500 Oak Lawn, Suite 380, Dallas, Texas 75219 (telecopier no. (214) 521-9960), the Company's existing and certain future now or hereafter party hereto Subsidiaries (the "Subsidiary Guarantors") and Harris Trust and Savings Bank, a banking corporation duly organized and existing under the laws of the State of Illinois, as Trustee (herein called the "Trustee").

         Each party agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 12 1/2% Series A Senior Notes due 2008 and the 12 1/2% Series B Senior Notes due 2008 to be exchanged for the 12 1/2% Series A Senior Notes due 2008 of the Company in accordance with the terms hereof:


                                  ARTICLE ONE
                        Definitions and Other Provisions
                             of General Application

SECTION 101.     Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

         (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

         (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

         (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP; and

         (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         Certain terms, used principally in Article Six, are defined in that Article.

         "12% Bonds" means the Series A Deutschemark denominated (DEM) 12% notes issued by the Company and being due and payable on July 15, 2000, and any renewals, extensions or replacements (but not increases in principal amount) thereof.

         "40-day restricted period" has the meaning set forth in Section 201.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Additional Assets" means (i) any Property (other than cash, Permitted Short-Term Investments or securities) used in the Oil and Gas Business or any business ancillary thereto, (ii) Investments in any other Person engaged in the Oil and Gas Business or any business ancillary thereto (including the acquisition from third parties of Capital Stock of such Person) made in compliance with Section 1009 and as a result of which such other Person becomes a Restricted Subsidiary in compliance with Section 1018, (iii) the acquisition from third parties of Capital Stock of a Restricted Subsidiary, (iv) the costs of acquiring, exploiting, developing and exploring in respect of oil and gas properties or (v) Permitted Business Investments.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the remainder of: (i) the sum of
(a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication,

Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (ii) the sum of (a) minority interests, (b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (c) to the extent included in (i)(a) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto) and (d) the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (i)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the amount by which the fair value of the Property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guaranty, of such Subsidiary Guarantor at such date.

         "Affiliate" of any specified Person means any other Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person or (ii) which beneficially owns or holds directly or indirectly 10% or more of the Voting Stock of such specified Person or of any Subsidiary of such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Asset Sale" means, with respect to any Person, any transfer, conveyance, sale, lease or other disposition (collectively, "dispositions," and including, without limitation, dispositions pursuant to any consolidation or merger) by such Person or any of its Restricted Subsidiaries in any single transaction or series of transactions of (i) shares of Capital Stock or other ownership interests of another Person (including Capital Stock of Restricted Subsidiaries and Unrestricted Subsidiaries) or (ii) any other Property of such Person or any of its Restricted Subsidiaries; provided, however, that the term "Asset Sale" shall not include: (a) the disposition of Permitted Short-Term Investments, inventory, accounts receivable or other Property (excluding the disposition of oil and gas in place and other interests in real property unless made in connection with a Permitted Business Investment) in the ordinary course of business; (b) the disposition of Property received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to the Company or any Restricted Subsidiary in the ordinary course of business of the Company or such Restricted Subsidiary; (c) any disposition that constitutes a Restricted Payment made in compliance with Section 1009; (d) when used with respect to the Company, any disposition of all or substantially all of the Property of the Company permitted pursuant to Section 801; (e) the disposition of any Property by the Company or a Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; (f) the disposition of any asset with a Fair Market Value of less than $5.0 million; or (g) any Production Payment and Reserve Sale created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after the acquisition of, the Property that is subject thereto.

         "Assigned Restricted Subsidiary Indebtedness" means Indebtedness of a Restricted Subsidiary to the Company that the Company has assigned to the lenders under any Senior Credit Facility, as collateral securing Indebtedness of the Company under such Senior Credit Facility.

         "Attributable Indebtedness" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Notes.

         "Average Life" means, with respect to any Indebtedness, at any date of determination, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bankruptcy Code" means 11 U.S.C. Section 101 et seq.

         "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

         "Beneficial Owner" or "beneficial owner" for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or obligated by law or executive order to close.

         "Capital Lease Obligation" means any obligation which is required to be classified and accounted for as a capital lease obligation in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment date of rent or any other amount due in respect of such obligation. For purposes of Section 1011, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

         "Capital Stock" in any Person means any and all shares, interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to subscribe for or to acquire an equity interest in such Person; provided, however, that "Capital Stock" shall not include Redeemable Stock.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition.

         "CEDEL" has the meaning set forth in Section 201.

         "Change of Control" has the meaning specified in Section 1015.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "consolidated" means, with respect to the Company, the consolidated accounts of its Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidated" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company.

         "Consolidated Interest Coverage Ratio" means, as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the aggregate amount of EBITDA of the Company and its consolidated Restricted Subsidiaries for the four full fiscal quarters immediately prior to the Transaction Date for which financial statements are available to (ii) the aggregate Consolidated Interest Expense of the Company and its Restricted Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its Restricted Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date; provided, that if the Company or any of its Restricted Subsidiaries is a party to any Interest Rate Protection Agreement which would have the effect of changing the interest rate on any Indebtedness of the Company or any of its Restricted Subsidiaries for such four quarter period (or a portion thereof), the resulting rate shall be used for such four quarter period or portion thereof; provided further that any Consolidated Interest Expense with respect to Indebtedness Incurred or retired by the Company or any of its Restricted Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such Indebtedness was so Incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs. In addition, if since the beginning of the four full fiscal quarter period preceding the Transaction Date, (a) the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (b) the Company or any of its Restricted Subsidiaries shall have acquired any material assets, EBITDA shall be calculated on a pro forma basis as if such asset acquisitions had occurred on the first day of such four fiscal quarter period.

         "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, (i) the sum of (a) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (1) any amortization of debt discount, (2) net costs associated with Interest Rate Protection Agreements (including any amortization of discounts), (3) the interest portion of any deferred payment obligation, (4) all accrued interest and (5) all commissions, discounts, commitment fees, origination fees and other similar fees and charges owed with respect to the Senior Credit Facilities and other Indebtedness) paid, accrued or scheduled to be paid or accrued during such period; (b) Redeemable Stock dividends of such Person (and of its Restricted Subsidiaries if paid to a Person other than such Person or its Restricted Subsidiaries) declared and payable other than in kind; (c) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (d) the portion of any rental obligation of such Person or its Restricted Subsidiaries in respect of any Sale and Leaseback Transaction that is Indebtedness allocable to interest expense (determined as if such obligation were treated as a Capital Lease Obligation); and (e) to the extent any Indebtedness of any other Person (other than Restricted Subsidiaries) is Guaranteed by such Person or any of its Restricted Subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued by such other Person during such period attributable to any such Indebtedness; less (ii) to the extent included in (i) above, amortization or write-off of deferred financing costs of such Person and its Restricted Subsidiaries during such period; in the case of both (i) and
(ii) above, after elimination of intercompany accounts among such Person and its Restricted Subsidiaries and as determined in accordance with GAAP.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom, without duplication, (i) the amount of non-cash writedowns attributable to any period ending on or before January 1, 1999 if in compliance with GAAP or Commission guidelines, and plus or minus, as appropriate, foreign currency translation adjustments, all determined on a consolidated basis; (ii) items classified as extraordinary gains or losses net of tax (less all fees and expenses relating thereto); (iii) any gain or loss, net of taxes, on the sale or other disposition of assets (less all fees and expenses relating thereto and including the Capital Stock of any other Person) (but in no event shall this clause (iv) apply to the sale in the ordinary course of business of oil, gas or other hydrocarbons produced or manufactured or other personal property other than oil and gas in place); (v) the net income of any Subsidiary of such specified Person to the extent the transfer to that Person of that income is restricted by contract or otherwise, except for any cash dividends or cash distributions actually paid by such Subsidiary to such Person during such period; (vi) the net income (or loss) of any other Person in which such specified Person or any of its Restricted Subsidiaries has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such specified Person in accordance with GAAP or is an interest in a consolidated Unrestricted Subsidiary), except to the extent of the amount of cash dividends or other cash distributions actually paid to such Person or its Restricted Subsidiaries by such other Person during such period;
(vii) the net income of any Person acquired by such specified Person or any of its Restricted Subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition; (viii) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (ix) any adjustments of a deferred tax liability or asset pursuant to Statement of Financial Accounting Standards No. 109 which result from changes in enacted tax laws or rates; and
(x) the cumulative effect of a change in accounting principles.

         "Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, the sum of (a) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state, federal or foreign income taxes, as estimated by the Company and confirmed by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from
(1) estimated proved oil and gas reserves acquired since such year-end, which reserves were not reflected in such year-end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since such year-end due to exploration, development or exploitation activities, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (3) estimated proved oil and gas reserves produced or disposed of since such year-end and (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year-end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (1) through
(4), such increases and decreases shall be as estimated by the Company's petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which event the discounted future net revenues utilized for purposes of this clause (i)(a) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (b) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements, (c) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (d) the greater of (1) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (2) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, Investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements.

         "Consolidated Net Worth" of any Person means the stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less (to the extent included in stockholders' equity) amounts attributable to Redeemable Stock of such Person or its Restricted Subsidiaries.

         "Corporate Trust Office" means the principal office of the Trustee at 311 W. Monroe Street, Chicago, Illinois 60606 (telecopier no. (312) 461-3525), attention: Corporate Trust Department at which at any particular time its corporate trust business shall be administered.

         "Corporation" means a corporation, association, company, joint-stock company or business trust.

         "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of April 17, 1998, by and among the Company, Queen Sand Resources, Inc., a Nevada corporation, Bank of Montreal, Enron Capital & Trade Resources Corp., Joint Energy Development Investments II Limited Partnership and each of the lenders now or hereafter signatories thereto and Bank of Montreal, as agent for such lenders, as the same may be amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

         "Default" has the meaning set forth in Section 602.

         "Defaulted Interest" has the meaning specified in Section 307.

         "Definitive Notes" means Notes that are in the form of Annex A hereof that do not include the information called for by footnotes 1 and 7 thereof.

         "Depositary" has the meaning set forth in Section 201.

         "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "EBITDA" means with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus (i) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and deducted in the determination of such Consolidated Net Income, without duplication, (a) income tax expense (but excluding income tax expense relating to sales or other disposition of assets (including the Capital Stock of any other Person) the gains and losses from which are excluded in the determination of such Consolidated Net Income), (b) Consolidated Interest Expense, (c) depreciation and depletion expense, (d) amortization expense, (e) exploration expense, and (f) any other noncash charges including, without limitation, unrealized foreign exchange losses; less (ii) the sum of, to the extent reflected in the consolidated income statement of such Person and its Restricted Subsidiaries for such period from which Consolidated Net Income is determined and added in the determination of such Consolidated Net Income, without duplication (a) income tax recovery (but excluding income tax recovery relating to sales or other dispositions of assets (excluding the Capital Stock of any other Person) the gains and losses from which are included in the determination of such Consolidated Net Income) and (b) unrealized foreign exchange gains.

         "ECT Credit Agreement" means that certain Subordinated Revolving Credit Loan Agreement, dated as of December 29, 1997, by and among Queen Sand Resources, Inc., a Nevada corporation, and Enron Capital & Trade Resources Corp., as agent for itself and the other lenders now or hereafter party thereto, as the same may be amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

         "Equity Offering" means any public or private sale of Capital Stock (including options, warrants or rights with respect thereto) of the Company.

         "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

         "Euroclear" has the meaning set forth in Section 201.

         "Event of Default" has the meaning specified in Section 501.

         "Exchange Act" refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.

         "Exchange Notes" means the 12 1/2% Series B Senior Notes due 2008, as supplemented from time to time in accordance with the terms hereof, to be issued pursuant to this Indenture in connection with the offer to exchange the Exchange Notes for the Initial Notes that may be made by the Company pursuant to the Registration Rights Agreement.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchanged Properties" means properties used or useful in the Oil and Gas Business received by the Company or a Restricted Subsidiary in trade or as a portion of the total consideration for other such properties.

         "Fair Market Value" means, with respect to any assets to be transferred pursuant to any Asset Sale or Sale and Leaseback Transaction or any non-cash consideration or property transferred or received by any Person, the fair market value of such consideration or property as determined in good faith by the Board of Directors of the Company as evidenced by a certified resolution delivered to the Trustee; provided that if such resolution indicates that such fair market value is equal to or in excess of $5.0 million and such transaction involves any Affiliate of the Company (other than a Restricted Subsidiary), such resolution shall be accompanied by the written opinion of an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, to the effect that such consideration or property is fair, from a financial point of view, to such Person.

         "GAAP" means United States generally accepted accounting principles as in effect on the date of the Indenture, unless stated otherwise.

         "Global Note" means a Note (including a Rule 144A Global Note or a Regulation S Global Note) that contains the information referred to in footnotes 1 and 7 to the form of Note as set forth in Annex A hereof.

         "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any Lien on the assets of such Person securing obligations to pay Indebtedness of the primary obligor and any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase or payment of) any security for the payment of such Indebtedness, (ii) to purchase Property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that a Guarantee by any Person shall not include (a) endorsements by such Person for collection or deposit, in either case, in the ordinary course of business or (b) a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (ii) of the definition of Permitted Investments.

         "Holder" means a Person in whose name a Note is registered in the Securities Register.

         "IAI Notes" means Notes sold to Institutional Accredited Investors.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness. For purposes of this definition, Indebtedness of the Company or a Restricted Subsidiary held by a Wholly Owned Subsidiary shall be deemed to be Incurred by the Company or such Restricted Subsidiary in the event such Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary or in the event such Indebtedness is transferred to a Person other than the Company or a Wholly Owned Subsidiary. For purposes of this definition, any non-interest bearing or other discount Indebtedness shall be deemed to have been incurred only on the date of original issue thereof.

         "Indebtedness" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any Obligation of such Person for borrowed money, (ii) any Obligation of such Person evidenced by bonds, debentures, notes, Guarantees or other similar instruments, including, without limitation, any such Obligations Incurred in connection with the acquisition of Property, assets or businesses, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any Obligation of such Person issued or assumed as the deferred purchase price of Property or services (other than Trade Accounts Payable and other accrued current liabilities incurred in the ordinary course of business), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) any payment obligation of such Person under Interest Rate Protection Agreements or Oil and Gas Hedging Contracts at the time of determination, (viii) any obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this paragraph of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise; provided that Indebtedness shall not include Production Payments and Reserve Sales. For purposes of this definition, the maximum fixed repurchase price of any Redeemable Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the terms of this Indenture; provided, however, that if such Redeemable Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability at such date in respect of any contingent Obligations described above.

         "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "Independent Investment Banker" means Nesbitt Burns Securities Inc. and its successor or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

         "Initial Notes" means the 12 1/2% Series A Senior Notes due 2008, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture that contain the information referred to in footnotes 1, 5, 6 and 8 to the form of Note as set forth in Annex A hereof.

         "Initial Purchasers" means Nesbitt Burns Securities Inc., CIBC Oppenheimer Corp. and Societe Generale Securities Corp. (each an "Initial Purchaser").

         "Initial Subsidiary Guarantors" means Queen Sand Resources, Inc., a Nevada corporation, Northland Operating Co., a Nevada corporation, and Corrida Resources, Inc., a Nevada corporation.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act who are not also QIBs.

         "Interest Payment Date" means each January 1 and July 1, commencing January 1, 1999.

         "Interest Rate Protection Agreement" means, with respect to any Person, any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, to or under which such Person is a party or otherwise obligated.

         "Investment" means, with respect to any Person (i) any amount paid by such Person, directly or indirectly, to any other Person for Capital Stock or other Property of, or as a capital contribution to, any other Person or (ii) any direct or indirect loan or advance to any other Person (other than accounts receivable of such Person arising in the ordinary course of business); provided, however, that Investments shall not include extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and any increase in the equity ownership in any Person resulting from retained earnings of such Person.

         "Issue Date" means the date on which the Notes were first issued under the Indenture.

         "JEDI II" means Joint Energy Development Investments II Limited Partnership.

         "Lien" means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). For purposes of Section 1011, a Capital Lease Obligation shall be deemed to be secured by a Lien on the Property being leased.

         "Liquid Securities" means securities (i) of an issuer that is not an Affiliate of the Company, (ii) that are publicly traded on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market and (iii) as to which the Company is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided, that securities meeting the requirements of clauses (i), (ii) and (iii) above shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (x) the date on which such securities are sold or exchanged for cash or Permitted Short-Term Investments and (y) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Permitted Short-Term Investments within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which the Company or a Restricted Subsidiary received the securities was in compliance with Section 1013, such securities shall be deemed not to have been Liquid Securities at any time.

         "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

         "Material Change" means an increase or decrease (except to the extent resulting from changes in prices) of more than 30% during a fiscal quarter in the estimated discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (i)(a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves with respect to which the Company's estimate of the discounted future net revenues from proved oil and gas reserves has been confirmed by independent petroleum engineers and (ii) any dispositions of Properties during such quarter that were disposed of in compliance with Section 1013.

         "Maturity", when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Cash" from an Asset Sale means cash proceeds received therefrom (including (i) any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received and (ii) the Fair Market Value of Liquid Securities and Permitted Short-Term Investments, and excluding (i) any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets and (ii) except to the extent subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale, consideration constituting Exchanged Properties or consideration other than Permitted Consideration), in each case net of (a) all legal, title and recording expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Sale, (b) all payments (which payments are made in a manner that results in the permanent reduction in the balance of such Indebtedness and, if applicable, a permanent reduction in any outstanding commitment for future incurrences of Indebtedness thereunder) made on any Indebtedness (but specifically excluding Indebtedness of the Company and its Restricted Subsidiaries assumed in connection with or in anticipation of such Asset Sale) which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (d) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale (to the extent such reserves are not subsequently reversed within 365 days after such Asset Sale); provided, however, that if any consideration for an Asset Sale (which would otherwise constitute Net Available Cash) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Available Cash only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided, further, however, that any Exchanged Properties and any consideration other than Permitted Consideration received in connection with an Asset Sale which is subsequently converted to cash, Liquid Securities or Permitted Short-Term Investments within 240 days after such Asset Sale shall be deemed to be Net Available Cash at such time and shall thereafter be applied in accordance with Section 1013.

         "Net Working Capital" means (i) all current assets of the Company and its Restricted Subsidiaries, less (ii) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements of the Company prepared in accordance with GAAP.

         "Notes" means, collectively, the Initial Notes and, when and if issued as provided in the Registration Rights Agreement, the Exchange Notes.

         "Notes Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Obligation" means any principal, interest, premium, penalty, fee and any other liability payable under the documentation governing any Indebtedness.

         "Offering Memorandum" means the offering memorandum, dated June 30, 1998, relating to the offering of the Notes.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer's Certificate given pursuant to Section 1020 shall be the principal executive, financial or accounting officer of the Company.

         "Oil and Gas Business" means the business of exploiting, exploring for, developing, acquiring and producing hydrocarbons and other related energy businesses.

         "Oil and Gas Hedging Contract" means, with respect to any Person, any agreement or arrangement, or any combination thereof, financially tied to oil and gas or other hydrocarbon prices, transportation or basis costs or differentials, or similar factors, that is customary in the Oil and Gas Business and is entered into for the purpose of limiting or managing risks associated with fluctuations in such prices, costs, differentials or similar factors.

         "Oil and Gas Liens" means (i) Liens on any specific property or any interest therein, construction thereon or improvement thereto to secure all or any part of the costs incurred for surveying, exploration, drilling, extraction, development, operation, production, construction, alteration, repair or improvement of, in, under or on such property and the plugging and abandonment of wells located thereon (it being understood that, in the case of oil and gas producing properties, or any interest therein, costs incurred for "development" shall include costs incurred for all facilities relating to such properties or to projects, ventures or other arrangements of which such properties form a part or which relate to such properties or interests); (ii) Liens on an oil or gas producing property to secure obligations Incurred or guarantees of obligations Incurred in connection with or necessarily incidental to commitments for the purchase or sale of, or the transportation or distribution of, the products derived from such property; (iii) Liens arising under partnership agreements, oil and gas leases, overriding royalty agreements, net profits agreements, production payment agreements, royalty trust agreements, master limited partnership agreements, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of oil, gas or other hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, operating agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business, provided in all instances that such Liens are limited to the assets that are the subject of the relevant agreement; (iv) Liens arising in connection with Production Payments and Reserve Sales; and (v) Liens on pipelines or pipeline facilities that arise by operation of law.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                 (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

         "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Notes on behalf of the Company.

         "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation, (i) ownership interests in oil and gas properties or gathering, transportation, processing, storage or related systems and (ii) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements and other similar agreements with third parties (including Unrestricted Subsidiaries).

         "Permitted Hedging Agreements" means (i) Oil and Gas Hedging Contracts to the extent entered into to limit or manage risks incurred in the ordinary course of business and (ii) Interest Rate Protection Agreements but only to the extent that the stated aggregate notional amount thereunder does not exceed 100% of the aggregate principal amount of the Indebtedness of the Company or a Restricted Subsidiary covered by such Interest Rate Protection Agreements at the time such agreements were entered into.

         "Permitted Indebtedness" has the meaning set forth in Section 1008.

         "Permitted Investments" means any and all of the following: (i) Permitted Short-Term Investments; (ii) Investments in property, plant and equipment used in the ordinary course of business and Permitted Business Investments; (iii) Investments by any Restricted Subsidiary in the Company;
(iv) Investments by the Company or any Restricted Subsidiary in any Restricted Subsidiary; (v) Investments by the Company or any Restricted Subsidiary in a Person where that Person becomes a Restricted Subsidiary or transfers or assigns all of its assets to the Company (including the acquisition from a third party of the Capital Stock of a Restricted Subsidiary or any other Person) if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary or be merged or consolidated with or transfer or convey all or substantially all of its assets to the Company or a Restricted Subsidiary; (vi) Investments in the form of securities received from Asset Sales, provided, that such Asset Sales are made in compliance with Section 1013; (vii) Investments in negotiable instruments held for collection, lease, utility and other similar deposits, and stock, obligations or other securities received in settlement of debts (including, without limitation, under any bankruptcy or other similar proceeding) owing to the Company or any of its Restricted Subsidiaries as a result of foreclosure, perfection or enforcement of any Liens or Indebtedness, in each of the foregoing cases in the ordinary course of business of the Company or such Restricted Subsidiary; (viii) Investments in the form of Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; and (ix) Investments pursuant to any agreement or obligation of the Company or any of its Restricted Subsidiaries as in effect on the Issue Date (other than Investments described in clauses (i) through (viii) above).

         "Permitted Lien" has the meaning set forth in Section 1011.

         "Permitted Refinancing Indebtedness" means Indebtedness ("new Indebtedness") Incurred in exchange for, or proceeds of which are used to refinance, other Indebtedness ("old Indebtedness"), provided, however, that (i) such new Indebtedness is in an aggregate principal amount not in excess of the sum of (a) the aggregate principal amount then outstanding of the old Indebtedness (or, if such old Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination), and
(b) an amount necessary to pay any fees and expenses, including premiums related to such exchange or refinancing, (ii) such new Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the old Indebtedness,
(iii) such new Indebtedness has an Average Life to Stated Maturity at the time such new Indebtedness is Incurred that is equal to or greater than the Average Life to Stated Maturity of the old Indebtedness at such time and (iv) such new Indebtedness shall only be permitted if (A) in the case of any refinancing or refunding of Indebtedness that is pari passu with the Notes the refinancing or refunding Indebtedness is made pari passu with the Notes or subordinated to the Notes, (B) in the case of any refinancing or refunding of Indebtedness that is subordinated to the Notes the refinancing or refunding of Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced or refunded was subordinated to the Notes and (C) in the case of the refinancing or refunding of Indebtedness that is subordinated to the Notes, the refinancing or refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company or such Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Indebtedness being refinanced or refunded and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced or refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary), which is conditioned upon the change of control of the Company or such Restricted Subsidiary)

         "Permitted Short-Term Investments" means (i) Investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any State thereof or the District of Columbia that is a member of the Federal Reserve System having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term indebtedness is rated "A" (or higher) according to Moody's, (iii) Investments in demand accounts, time deposit accounts, certificates of deposit, bankers acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a Canadian bank to which the Bank Act (Canada) applies having capital, surplus and undivided profits aggregating in excess of U.S. $500.0 million, (iv) Investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that (a) all such deposits have been made in such accounts in the ordinary course of business and (b) such deposits do not at any one time exceed $20.0 million in the aggregate, (v) repurchase and reverse repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in either clause (ii) or (iii), (vi) Investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any State thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (vii) Investments in any money market mutual fund having assets in excess of $250.0 million substantially all of which consist of other obligations of the types described in clauses (i), (ii),
(v) and (vi) hereof.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, unlimited liability company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

         "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person; provided, however, that "Preferred Stock" shall not include Redeemable Stock.

         "Prepayment Offer" has the meaning set forth in Section 1013.

         "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

         "Principal Property" means any oil and gas properties and oil and gas gathering assets or related group of such assets of the Company having a fair market value in excess of $10.0 million.

         "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business.

         "pro forma" includes, with respect to an acquisition or the incurrence of Indebtedness in connection therewith, all adjustments, permitted or required to be included pursuant to Article 11 of Regulation S-X under the Exchange Act.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock and other securities issued by any other Person (but excluding Capital Stock or other securities issued by such first mentioned Person).

         "Purchase Date" means the settlement date specified by the Company in a Prepayment Offer or Change of Control Offer, which shall be within three business days of the expiration date specified in such offer.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A

         "Redeemable Stock" of any Person means any equity security of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including on the happening of an event), is or could become required to be redeemed for cash or other Property or is or could become redeemable for cash or other Property at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; or is or could become exchangeable at the option of the holder thereof for Indebtedness at any time in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that Redeemable Stock shall not include the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or any security by virtue of the fact that it may be exchanged or converted at the option of the holder for Capital Stock of the Company having no preference as to dividends or liquidation over any other Capital Stock of the Company.

         "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registration Rights Agreement" means the registration rights agreement made and entered into as of the Issue Date among the Company and the Initial Purchasers.

         "Regular Record Date" means each June 15 and July 15.

         "Regulation S" means Regulation S under the Securities Act.

         "Regulation S Certificate" has the meaning set forth in Section 305.

         "Regulation S Notes" has the meaning set forth in Section 201.

         "Regulation S Global Note" has the meaning set forth in Section 201.

         "Regulation S Permanent Global Note" has the meaning set forth in
Section 201.

         "Regulation S Temporary Global Note" has the meaning set forth in
Section 201.

         "Restricted Payment" means (i) a dividend or other distribution declared or paid on the Capital Stock or Redeemable Stock of the Company or to the Company's stockholders (other than dividends, distributions or payments made solely in Capital Stock of the Company or in options, warrants or other rights to purchase or acquire Capital Stock or Redeemable Stock), or declared and paid to any Person other than the Company or any of its Restricted Subsidiaries on the Capital Stock or Redeemable Stock of any Restricted Subsidiary, (ii) a payment made by the Company or any of its Restricted Subsidiaries (other than to the Company or any Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock or Redeemable Stock or any options, warrants or other rights to acquire such Capital Stock or Redeemable Stock of the Company or of a Restricted Subsidiary,
(iii) a payment made by the Company or any of its Restricted Subsidiaries to redeem, repurchase, defease or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Subordinated Indebtedness of the Company except (a) to the extent such Indebtedness may be purchased out of Net Available Cash in compliance with Section 1013, (b) to the extent such Indebtedness may be purchased out of the net cash proceeds of one or more Equity Offerings as described in Section 1101, (c) out of Net Available Cash and to the extent required by the indenture or other agreement or instrument pursuant to which any other Indebtedness was issued, an offer to purchase such Indebtedness upon a disposition of assets, (d) to the extent of Excess Proceeds remaining after compliance with Section 1013, and to the extent required by the indenture or other agreement or instrument pursuant to which any Indebtedness was issued, an offer to purchase such Indebtedness upon a disposition of assets, and (e) upon a "Change of Control" (even if such event is not a Change of Control under the Indenture) to the extent required by the indenture or other agreement or instrument pursuant to which any Indebtedness was issued provided the Company is then in compliance with Section 1015, (iv) an Investment (other than a Permitted Investment) by the Company or a Restricted Subsidiary in any Person other than the Company or a Restricted Subsidiary, or (v) the sale or issuance of Capital Stock of a Restricted Subsidiary to a Person other than the Company or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such "Restricted Payment" shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by the Company and its other Restricted Subsidiaries.

         "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated an Unrestricted Subsidiary in the manner provided in
Section 1018.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Rule 144A Notes" has the meaning set forth in Section 201.

         "Rule 144A Global Note" has the meaning set forth in Section 201.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement (excluding, however, any such arrangement between such Person and a

Wholly Owned Restricted Subsidiary of such Person or between one or more Wholly Owned Restricted Subsidiaries of such Person) pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

         "Securities Act" refers to the Securities Act of 1933 as it may be amended and any successor act thereto.

         "Securities Register" and "Securities Registrar" have the respective meaning specified in Section 305.

         "Senior Credit Facilities" means collectively, one or more senior credit facilities or commercial paper facilities with banks or other institutional lenders (including, without limitation, the credit facility pursuant to the Credit Agreement and the ECT Revolving Credit Agreement), together with any guarantees, security and related documents, as all such credit facilities and documents may be amended, supplemented, extended, increased, refinanced or replaced from time to time.

         "Significant Subsidiary" means, at any date of determination, any Subsidiary of a Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person, accounted for more than 5% of the consolidated revenues of such Person and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 5% of the consolidated assets of such Person and its Subsidiaries.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity," when used with respect to any security or any installment of principal thereof or interest thereon, means the date specified in such security as the fixed date on which the principal of such security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or the relevant Subsidiary Guarantor pursuant to a written agreement to that effect.

         "Subsidiary" of a Person means (i) another Person which is a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned or controlled by (a) the first Person, (b) the first Person and one or more of its Subsidiaries or (c) one or more of the first Person's Subsidiaries or (ii) another Person which is not a corporation (x) at least 50% of the ownership interest of which and (y) the power to elect or direct the election of a majority of the directors or other governing body of which are controlled by Persons referred to in clause (a), (b) or (c) above.

         "Subsidiary Guarantors" means (i) as of the Issue Date, the Initial Subsidiary Guarantors, and (ii) thereafter, unless released from their Subsidiary Guarantees as permitted by the Indenture, the Initial Subsidiary Guarantors and any other Restricted Subsidiary that becomes a guarantor of the Notes in compliance with the provisions of the Indenture and executes a supplemental indenture agreeing to be bound by the terms of the Indenture.

         "Subsidiary Guarantee" has the meaning set forth in Section 1301.

         "Trade Accounts Payable" means accounts payable or other obligations of the Company or any Restricted Subsidiary to trade creditors created or assumed by the Company or such Restricted Subsidiary in the ordinary course of business in connection with the obtaining of goods or services.

         "Transaction Date" has the meaning set forth in the definition of "Consolidated Interest Coverage Ratio."

         "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 305(g)(i).

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "Unrestricted Subsidiary" means (i) each Subsidiary of the Company that the Company has designated pursuant to Section 1018 as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian, with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company.

         "Wholly Owned Subsidiary" means any Subsidiary of the Company to the extent all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company.

SECTION 102.     Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as it may reasonably request or as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103.     Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company with respect to such factual matters unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104.     Acts of Holders; Record Date.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, to the Company.
Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d)     The ownership of Notes shall be proved by the Securities
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 105.     Notices, Etc., to Trustee, Company and Guarantors.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder, by the Company or by any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier (with original sent by overnight air courier) or overnight air courier guaranteeing next day delivery, or

         (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and in Person or mailed by first class mail (registered on certified, return receipt requested), telecopier (with original sent by overnight air courier) or overnight air courier guaranteeing next day delivery, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

SECTION 106.     Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by overnight air courier guaranteeing next day delivery to each Holder affected by such event, at his address as it appears in the Securities Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107.     Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108.     Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109.     Successors and Assigns.

         All covenants and agreements in this Indenture by the Company and the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 110.     Separability Clause.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111.     Benefits of Indenture.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112.     GOVERNING LAW.

         THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113.     Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be.

SECTION 114.     No Personal Liability of Partners, Stockholders, Officers,
                 Directors.

         No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Indenture or the Notes solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder of Notes by accepting a Note waives and releases all such liability and further acknowledges such waiver and release are part of the consideration for the issuance of the Notes.


                                  ARTICLE TWO
                                   Note Forms

SECTION 201.      Forms Generally.

         The Notes (including the Trustee's certificates of authentication) and the Subsidiary Guarantees shall be in substantially the forms set forth in Annex A and Annex B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

         The Definitive Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted or required by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

         The Initial Notes are being offered and sold to (i) qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"), (ii) a limited number of Institutional Accredited Investors ("IAI Notes") and (iii) in offshore transactions in reliance on Regulation S ("Regulation S Notes").

         Rule 144A Notes initially will be represented by one or more Notes in registered global form without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (the "Depositary"), in Chicago, Illinois and registered in the name of the Depositary or its nominee, in each case for credit to an account of a direct or indirect participant in the Depositary.

         IAI Notes will be represented by definitive certificates registered in the name of the registered holder thereof.

         Regulation S Notes initially will be represented by one or more temporary Notes in registered global form without interest coupons (collectively, the "Regulation S Temporary Global Note"). The Regulation S Temporary Global Note will be deposited on behalf of the subscribers thereof with a custodian for the Depositary. The Regulation S Temporary Global Note will be registered in the name of a nominee of the Depositary for credit to the subscribers' respective accounts at Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL"). Beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL.

         Within a reasonable period of time after the expiration of the "40-day restricted period" (within the meaning of Rule 903(c)(3) of Regulation S under the Securities Act) (the "40-day restricted period"), the Regulation S Temporary Global Note will be exchanged for one or more permanent Notes in registered global form without interest coupons (the "Regulation S Permanent Global Notes" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Note") upon delivery to the Trustee of certification as provided in Section 305(f) hereof. During the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note may be held only through Euroclear or CEDEL (as indirect participants in the Depositary), and, pursuant to the Depositary's procedures, beneficial interests in the Regulation S Temporary Global Note may not be transferred to a Person that takes delivery thereof in the form of an interest in the Rule 144A Global Note or a Definitive Note. After the 40-day restricted period, (i) beneficial interests in the Regulation S Permanent Global Notes may be transferred to a Person that takes delivery in the form of an interest in the Rule 144A Global Note and (ii) beneficial interests in the Rule 144A Global Note may be transferred to a Person that takes delivery in the form of an interest in the Regulation S Permanent Global Notes, provided, that the certification requirements described in Section 305(e) hereof are complied with.

         The provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by participants through Euroclear or Cedel Bank.

                                 ARTICLE THREE
                                   The Notes

SECTION 301.     Title and Terms.

         The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is limited to $125,000,000, except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1108 or in connection with a Prepayment Offer or Change of Control Offer pursuant to Sections 1013 or 1015.

         The Initial Notes shall be known and designated as the "12 1/2% Series A Senior Notes due 2008" of the Company. Their Stated Maturity shall be July 1, 2008 and they shall bear interest at 12 1/2% from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on January 1 and July 1, commencing January 1, 1999, until the principal thereof is paid or made available for payment.

         The principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Notes shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

         The Notes shall be subject to repurchase by the Company pursuant to a Prepayment Offer or Change of Control Offer, respectively, as provided in Sections 1013 and 1015.

         The Notes shall be subject to defeasance at the option of the Company as provided in Article Twelve.

SECTION 302.     Denominations.

         The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 303.     Execution and Authentication.

         The Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes; and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

         Each Note shall be dated the date of its authentication.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 304.     Temporary Notes.

         Pending the preparation of Definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Company will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and upon request of a Company Order the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 305.     Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Securities Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Securities Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

         Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and upon request of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount.

         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and upon request of a Company Order the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

         All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligation of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

         (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Securities Registrar with a request (x) to register the transfer of such Definitive Notes or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Securities Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for registration of transfer or exchange:

                    (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Securities Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                    (ii) in the case of Transfer Restricted Notes that are Definitive Notes, shall be accompanied by the following additional information and documents, as applicable:

                            (A)    if such Transfer Restricted Note is being
delivered to the Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                            (B)    if such Transfer Restricted Note is being
transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                            (C)    if such Transfer Restricted Note is being
transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); or

                            (D)    if such Transfer Restricted Note is being
transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the States of the United States, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel from the Holder reasonably acceptable to the Company, the Trustee and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act.

         (b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                 (i) if such Definitive Note is a Transfer Restricted Note and is being transferred for an interest in the Rule 144A Global Note, certification, in substantially the form set forth on the reverse of the Note, that such Definitive Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act;

                 (ii) if such Definitive Note is a Transfer Restricted Note and is being transferred for an interest in the Regulation S Permanent Global Note pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Note); and

                 (iii) whether or not such Definitive Note is a Transfer Restricted Note, written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and upon receipt of a Company Order the Trustee shall authenticate a new Global
Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. Except as set forth in clause (d) through (f), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

         (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                 (i) A beneficial interest in a Global Note is exchangeable for Definitive Notes in registered certificated form if (A) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Note and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (C) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

                 (ii) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Note only, the following additional information and documents (all of which may be submitted by facsimile):

                          (A)     if such beneficial interest is being
transferred to the Person designated by the Depositary as being the beneficial owner, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

                          (B)     if such beneficial interest is being
transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Note for its own account or the account of another such "qualified institutional buyer", a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note); or

                          (C)     if such beneficial interest is being
transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act, a certification from the transferor to that effect (in substantially the form set forth on the reverse of the Note); or

                          (D)     if such beneficial interest in being
transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the States of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Note) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Company and to the Securities Registrar to the effect that such transfer is in compliance with the Securities Act, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company will execute and, upon receipt of a Company Order, the Trustee will authenticate and deliver to the transferee a Definitive Note in the appropriate principal amount.

         (e) Exchanges between Regulation S Notes and Rule 144A Notes. Prior to the expiration of the 40-day restricted period, beneficial interests in the Regulation S Temporary Global Note may not be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note. After the expiration of the 40-day restricted period, beneficial interests in Regulation S Permanent Global Notes may be transferred to a Person who takes delivery in the form of an interest in a Rule 144A Global Note. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Regulation S Global Note, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the applicable Regulation S Global Note to be decreased and the aggregate principal amount of the Rule 144A Global Note to be increased by the principal amount of the beneficial interest in the Regulation S Global Note to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Rule 144A Global Note equal to the reduction in the aggregate principal amount of the Regulation S Global Note, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Regulation S Global Note that is being exchanged or transferred.

         Prior to the expiration of the 40-day restricted period, beneficial interests in the Rule 144A Global Note may not be transferred to any Person that takes delivery thereof in the form of an interest in the Regulation S Temporary Global Note. After the expiration of the 40-day restricted period, beneficial interests in the Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Permanent Global Notes only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Rule 144A Global Note, then the Trustee shall cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Notes Custodian, the aggregate principal amount of the Rule 144A Global Note to be decreased and the aggregate principal amount of the Regulation S Global Note to be increased by the principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, to credit, or cause to be credited, to the account of the transferor a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of the Rule 144A Global Note, and to debit, or cause to be debited, from the account of the transferor the beneficial interest in the Rule 144A Global Note that is being exchanged or transferred.

         (f) Restrictions on Transfer and Exchange of Regulation S Temporary Global Notes. A holder of a beneficial interest in a Regulation S Temporary Global Note must provide Euroclear or CEDEL, as the case may be, with a certificate in the form set forth in Annex C certifying that the beneficial owner of the interest in the Regulation S Temporary Global Note is either not a U.S. Person (as defined below) or has purchased such interest in a transaction that is exempt from the registration requirements under the Securities Act (the "Regulation S Certificate"), and Euroclear or CEDEL, as the case may be, must provide to the Trustee (or to the Paying Agent if other than the Trustee) a certificate in the form set forth in Annex C prior to (i) the payment of interest or principal with respect to such holder of beneficial interests in the Regulation S Temporary Global Note and (ii) any exchange of such beneficial interest for a beneficial interest in the Regulation S Permanent Global Notes. "U.S. Person" means (i) any individual resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate of which an executor or administrator is a U.S. Person (other than an estate governed by foreign law and of which at least one executor or administrator is a non-U.S. Person who has sole or shared investment discretion with respect to its asset(s)), (iv) any trust of which any trustee is a U.S. Person (other than a trust of which at least one trustee is a non-U.S. Person who has sole or shared investment discretion with respect to its assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. Person), (v) any agency or branch of a foreign entity located in the United States, (vi) any non-discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vii) any discretionary or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States (other than such an account held for the benefit or account of a non-U.S. Person), (viii) any partnership or corporation organized or incorporated under the laws of a foreign jurisdiction and formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act (unless it is organized or incorporated and owned, by accredited investors within the meaning of Rule 501(a) under the Securities Act who are not natural persons, estates or trusts); provided, however, that the term "U.S. Person" shall not include (A) a branch or agency of a U.S. Person that is located and operating outside the United States for valid business purposes as a locally regulated branch or agency engaged in the banking or insurance business, (B) any employee benefit plan established and administered in accordance with the law, customary practices and documentation of a foreign country and (C) the international organizations set forth in
Section 902(o)(7) of Regulation S under the Securities Act and any other similar international organizations, and their agencies, affiliates and pension plans.

         (g)     Legends.

                 (i)      Except as permitted by the following paragraphs (ii),
(iii), (iv) and (v), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY),
(4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.

         Additional legend for Regulation S Notes:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IS AVAILABLE.

                 (ii)     Except as permitted by the following paragraphs
(iii), (iv) and (v), each Regulation S Temporary Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Note attached to this Indenture.

                 (iii) Except as permitted by the following paragraphs (iv) and (v), each Regulation S Permanent Global Note (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the form set forth in the form of Note attached to this Indenture.

                 (iv) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 or an effective registration statement under the Securities Act:

                          (A)     in the case of any Transfer Restricted Note,
the Securities Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in (i), (ii) or (iii) above and rescind any restriction on the transfer of such Transfer Restricted Note; and

                          (B)     any such Transfer Restricted Note represented
by a Global Note shall not be subject to the provisions set forth in (i), (ii) or (iii) above (such sales or transfers being subject only to the provisions of Section 305(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Note that is represented by a Global Note for a Definitive Note that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Securities Registrar that such request is being made pursuant to Rule 144 (such certification to be in substantially the form set forth on the reverse of the
Note).

                 (v) Any Exchange Notes issued in connection with the Exchange Offer shall not bear the legend set forth in (i), (ii) or (iii) above and the Trustee shall rescind any restriction on the transfer of such Exchange Notes.

         (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes or beneficial interests in other Global Notes, redeemed, repurchased or canceled, such Global Note shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes or a beneficial interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an endorsement shall be made on such Global Note, by the Trustee or the Notes Custodian, at the direction of the Trustee, to reflect such reduction.

         (i) Obligations with respect to Transfers and Exchanges of Definitive Notes. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Securities Registrar's request.

         (j) General. No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Prepayment Offer or Change of Control Offer pursuant to
Section 1013 or 1015 not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

         Neither the Trustee or the Securities Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements thereof. Nothing herein shall require the Trustee or Securities Registrar to confirm the truth or accuracy of any representations or statements made in any certificates.

         Prior to due presentment for the registration of a transfer of any Note, the Trustee and the Company may deem and treat the Person in whose name any Note is registered as the absolute power of such Note for all purposes, and none of the Trustee or the Company shall be affected by notice to the contrary.

SECTION 306.     Mutilated, Destroyed, Lost and Stolen Notes.

         If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

         Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 307.     Payment of Interest; Interest Rights Preserved.

         Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

         Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Securities Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 308.     Persons Deemed Owners.

         Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest (and Liquidated Damages, if any) on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 309.     Cancellation.

         All Notes surrendered for payment, redemption, registration of transfer or exchange or any Prepayment Offer or Change of Control Offer pursuant to Section 1013 or 1015 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be disposed of as directed by a Company Order.

SECTION 310.     Computation of Interest.

         Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                                  ARTICLE FOUR
                           Satisfaction and Discharge

SECTION 401.     Satisfaction and Discharge of Indenture.

         This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (1)     either

                 (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                 (B) all such Notes not theretofore delivered to the Trustee for cancellation

                          (i)     have become due and payable, or

                          (ii)    will become due and payable at their Stated
Maturity within one year, or

                          (iii)   are to be called for redemption within one
year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest (and Liquidated Damages, if any) to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402.     Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE FIVE
                                    Remedies

SECTION 501.     Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) the failure by the Company to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

         (2) the failure by the Company to pay all or any part of the principal or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Payment or the Prepayment Offer Payment, or otherwise;

         (3) the failure by the Company or any Restricted Subsidiary of the Company to observe or perform the provisions of Article VIII;

         (4) the failure by the Company or any Restricted Subsidiary of the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, specifying such Default;

         (5)      the entry by a court having jurisdiction in the premises of
(A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Subsidiary or of any substantial part of the property of the Company or any such Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

         (6) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, or the filing by the Company or any such Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Subsidiary in furtherance of any such action;

         (7) a default beyond any applicable grace period in the payment of the principal of (or premium, if any, on) or interest on any Indebtedness of the Company (other than the Notes) or any Restricted Subsidiary, for money borrowed when due (whether resulting from maturity, acceleration, mandatory redemption or otherwise), or any other default causing acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, with an aggregate principal amount in excess of $5.0 million;

         (8) a final unappealable unsatisfied judgment or final unappealable unsatisfied judgments not covered by insurance for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $15 million by a court or courts of competent jurisdiction, which judgments remain unstayed, undischarged or unbonded for a period (during which execution shall not be effectively stayed) of 60 days; or

         (9) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of this Indenture and such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

SECTION 502.     Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(5) or (6)) occurs and is continuing, then and in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Notes may declare all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders). If an Event of Default specified in Section 501(5) or (6) occurs, the Notes will be immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if and except on default with respect to any provision requiring a supermajority approval to amend, which may be waived only by such supermajority, all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

SECTION 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

         The Company covenants that if

         (1) default is made in the payment of any interest (and Liquidated Damages, if any) on any Note when such interest (and Liquidated Damages, if any) becomes due and payable and such default continues for a period of 30 days, or

         (2) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof or, with respect to any Note required to have been purchased pursuant to a Prepayment Offer or Change of Control Offer made by the Company, at the Purchase Date hereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any), and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest and Liquidated Damages, at the rate provided by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504.     Trustee May File Proofs of Claim.

         In case of any judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 505.     Trustee May Enforce Claims Without Possession of Notes.

         All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

SECTION 506.     Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest (or Liquidated Damages, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST:   To the payment of costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607; and

         SECOND:   To the payment of the amounts then due and unpaid for
principal of (and premium, if any) and interest (and Liquidated Damages, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest (and Liquidated Damages, if any), respectively.

         THIRD:   To the Company or to such party as a court of competent
jurisdiction shall direct.

SECTION 507.     Limitation on Suits.

         No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest (and Liquidated Damages, if any) on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date or in the case of a Prepayment Offer or Change of Control Offer made by the Company and required to be accepted as to such Note, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509.     Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510.     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511.     Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512.     Control by Holders.

         The Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided, that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability, and

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513.      Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default with respect to any provision requiring a supermajority to amend, which Default or Event of Default may only be waived by such a supermajority, except a Default or Event of Default

         (1) in the payment of the principal of (or premium, if any) or interest (or Liquidated Damages, if any) on any Note (including any Note which is required to have been purchased pursuant to a Prepayment Offer or Change of Control Offer which has been made by the Company), or

         (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 514.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess reasonable costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515.     Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX
                                  The Trustee

SECTION 601.     Certain Duties and Responsibilities.

         The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602.     Notice of Defaults.

         The Trustee shall give the Holders notice of any Default hereunder, to the extent it has knowledge of such Default, as and to the extent provided by the Trust Indenture Act. The term "Default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 603.     Certain Rights of Trustee.

         Subject to the provisions of Section 601:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) before the Trustee acts or refrains from acting, it may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonable to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

         (h) the Trustee shall not be required to given any bond or surety in respect of the performance of its powers and duties hereunder.

         (i) the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

         (j) except for (i) a Default under Sections 501(1) or (2) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 604.     Not Responsible for Recitals or Issuance of Notes.

         The recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

SECTION 605.     May Hold Notes.

         The Trustee, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Securities Registrar or such other agent.

SECTION 606.     Money Held in Trust.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607.     Compensation and Reimbursement.

         The Company agrees

         (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

SECTION 608.     Disqualification; Conflicting Interests.

         If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609.     Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office or agent in the Borough of Manhattan, The City of New York or Chicago, Illinois. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610.     Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered





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
to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

         (d)     If at any time:

                 (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                 (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                 (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.





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
SECTION 611.     Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612.     Merger, Conversion, Consolidation or Succession to Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

SECTION 613.     Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


                                 ARTICLE SEVEN
               Holders' Lists and Reports by Trustee and Company

SECTION 701.     Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee





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
         (a) semi-annually, not more than 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

         (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Securities Registrar.

SECTION 702.     Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.

         (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703.     Reports by Trustee.

         (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when the Notes are listed on any stock exchange.





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

                                 ARTICLE EIGHT
              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801.     Limitation on Merger, Sale or Consolidation.

         (a) (i) The Company will not merge or consolidate with or into any other Person (whether or not the Company is the surviving entity), and (ii) the Company will not and will not permit its Restricted Subsidiaries to, directly or indirectly, sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of the Property of the Company and its Restricted Subsidiaries taken as a whole to any Person in any one transaction or a series of transactions (including, without limitation, dispositions pursuant to mergers, consolidations, Investments and Production Payments and Reserve Sales), in each case unless: (A) the Surviving Entity (as defined) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia; (B) in the case of a transaction described in clause (ii) above, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (C) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (D) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity would be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 1008; (E) except in the case of a merger of the Company with a Restricted Subsidiary, immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Surviving Entity shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions; (F) if the Company is not the Surviving Entity, then
(1) the Surviving Entity shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee pursuant to which the Surviving Entity assumes the obligations of the Company under the Indenture and the Notes, (2) each Subsidiary Guarantor (unless it is the Surviving Entity) shall have executed and delivered to the Trustee a supplemental indenture satisfactory to the Trustee confirming that such Subsidiary Guarantor's Subsidiary Guaranty remains in full force and effect and guarantees the Surviving Entity's obligations under the Indenture and the Notes, and (3) in the case of a transaction described in clause (ii) above in which the transferee assumes all of the obligations of the Company under the Indenture and the Notes, the Company shall be released and shall no longer be considered an obligor under the Indenture and the Notes; and (G) the Company, and if the Company is not the Surviving Entity the Surviving Entity, shall have delivered to the Trustee an Officer's Certificate (attaching the calculations to demonstrate compliance with (D) and (E) above) and an Opinion of Counsel, each stating that such merger, consolidation or disposition and any such supplemental indentures comply with the terms of the Indenture. The Term "Surviving Entity" shall mean the Person referred to in clauses (i) and (ii) above (a) formed by or surviving any such merger or consolidation involving the Company or (b) to which any sale, transfer, assignment, lease, conveyance or other disposition is made.





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
         (b) With respect to each transaction or series of transactions described in subsection (a) above, giving effect to such transaction or series of transactions on a pro forma basis shall include, without limitation, (i) treating any Indebtedness not previously the obligation of the Company or any of its Restricted Subsidiaries which becomes an obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or series of transactions as having been incurred at the time of the transaction or series of transactions and (ii) giving effect to any Indebtedness incurred or anticipated to be incurred in connection with such transaction or series of transactions.

SECTION 802.     When a Subsidiary Guarantor May Merger or Transfer Assets.

         Each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor except to the extent any such transaction is limited by
Section 801. In addition, each Subsidiary Guarantor may merge or consolidate with or dispose of its assets to any Person (other than the Company or a Wholly Owned Restricted Subsidiary that is a Subsidiary Guarantor), regardless of whether such Person is an Affiliate of such Subsidiary Guarantor, if: (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default has occurred and is continuing; (ii) such transaction was subject to, and consummated in compliance with, as appropriate, either Section 801 or Section 1013; and (iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such transaction complies with the above provisions and that all conditions precedent relating to such transaction have been complied with.


                                  ARTICLE NINE
                            Supplemental Indentures

SECTION 901.     Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Notes; or

         (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

         (3) to secure the Notes pursuant to the requirements of Section 1011 or otherwise; or

         (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

         (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders in any material respect.

SECTION 902.     Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending or supplementing this Indenture or any supplemental indenture or modifying the rights of the Holders; provided, however, that no such modification may, without the consent of Holders of at least 66 2/3% in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of Section 1015 or the guarantee or subordination provisions of the Indenture in a manner adverse to the Holders; and provided that no such modification may, without the consent of each Holder thereby:

         (1) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest (or Liquidated Damages, if any) thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption
Date), or reduce the Change of Control Payment or the Prepayment Offer Payment or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes at its option in a manner adverse to the Holders, or

         (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in this Indenture, or

         (3)     modify any of the provisions of this Section, Section 513 or
Section 1021 except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.





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
         Upon the request of the Company accompanied by a resolution of the Board of Directors of the Company and each of the Guarantors, as the case may be, authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.03 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

SECTION 903.     Execution of Supplemental Indentures.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Neither the Company nor any Guarantor may sign an amendment or supplemental Indenture until its respective Board of Directors approves it. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 6.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that there has been compliance with all conditions precedent.

SECTION 904.     Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905.     Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906.     Reference in Notes to Supplemental Indentures.

         Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.





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

                                  ARTICLE TEN
                                   Covenants

SECTION 1001.    Payment of Principal, Premium and Interest.

         The Company will duly and punctually pay the principal of (and premium, if any) and any interest (and Liquidated Damages, if any) on the Notes in accordance with the terms of the Notes and this Indenture.

SECTION 1002.    Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee's agent, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003.    Money for Note Payments to be Held in Trust.

         (a) If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest (and Liquidated Damages, if any) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         (b) Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and





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
premium, if any) or interest (and Liquidated Damages, if any) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, interest or Liquidated Damages, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         (c) The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest (and Liquidated Damages, if any); and

                 (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability and responsibility of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days





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
from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004.    Existence.

         Subject to Article Eight and Section 1013, the Company and its Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect their existence, rights (charter and statutory) and franchises; provided, however, that the Company and its Subsidiary Guarantors shall not be required to preserve any such right or franchise if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005.    Maintenance of Properties.

         The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary Guarantor of the Company to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that there is no material adverse effect to the Company and its subsidiaries, taken as a whole; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors in good faith, desirable in the conduct of its business or the business of any of its Subsidiaries taken as a whole and not disadvantageous in any material respect to the Holders.

SECTION 1006.    Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiary Guarantors or upon the income, profits or property of the Company or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007.    Maintenance of Insurance.

         The Company shall, and shall cause its Subsidiary Guarantors to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property, in the reasonable good faith opinion of the Company, of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with customary business practice.

SECTION 1008.    Limitation on Incurrence of Additional Indebtedness.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (other than Permitted Indebtedness) unless, after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) no Default or Event of Default would occur as a consequence of, or be continuing following, such Incurrence and application and
(ii) the Consolidated Interest Coverage Ratio would exceed (i) 2.25 to 1.0 if such Incurrence is between the Issue Date and July 1, 1999 and (ii) 2.50 to 1.0 if such Incurrence is thereafter.

         (b)     "Permitted Indebtedness" means any and all of the following:
(i) Indebtedness arising under the Indenture, including without limitation the Notes and the Subsidiary Guarantees; (ii) Indebtedness under the Senior Credit Facilities, to the extent that the aggregate principal amount of all Indebtedness under the Senior Credit Facilities, together with all Indebtedness Incurred pursuant to clause (ix) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any one time outstanding does not exceed the greater of (a) $35.0 million and (b) $8.0 million, plus 15% of Adjusted Consolidated Net Tangible Assets determined as of the date of the Incurrence of such Indebtedness; provided, however, that the maximum amount available to be outstanding under the Senior Credit Facilities as Permitted Indebtedness pursuant to this clause (ii) shall be permanently reduced by the amount of Net Available Cash from Asset Sales used to permanently repay Indebtedness under the Senior Credit Facilities (with a permanent reduction of the related commitment to lend or the amount available to be refinanced in the case of a revolving credit facility) and not subsequently reinvested in Additional Assets or used to permanently reduce other Indebtedness to the extent permitted pursuant to Section 1013; provided, however, that the application of any such Net Available Cash from Asset Sales shall not permanently reduce the amount of Permitted Indebtedness under this clause (ii) below $10.0 million in principal amount plus related accrued interest and costs; (iii) Indebtedness to the Company or any of its Wholly Owned Restricted Subsidiaries by any of its Restricted Subsidiaries or Indebtedness of the Company to any of its Wholly Owned Restricted Subsidiaries (but only so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary); (iv) Indebtedness in respect of bid, performance or surety obligations issued by or for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including guarantees and letters of credit functioning as or supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed); (v) Indebtedness under Permitted Hedging Agreements; (vi) obligations relating to oil or gas balancing positions arising in the ordinary course of business that are customary in the Oil and Gas Business; (vii) Indebtedness outstanding on the Issue Date (which is not repaid with the proceeds of the Note Offering) not otherwise permitted in clauses (i) through (vi) above; (viii) Indebtedness not otherwise permitted to be Incurred pursuant to this paragraph (excluding any Indebtedness Incurred pursuant to the provisions of the Indenture described in the immediately preceding paragraph), provided that the aggregate principal amount of all Indebtedness Incurred





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
pursuant to this clause (viii), together with all Indebtedness Incurred pursuant to clause (ix) of this paragraph in respect of Indebtedness previously Incurred pursuant to this clause (viii), at any one time outstanding does not exceed $15.0 million; (ix) Indebtedness Incurred in exchange for, or the proceeds of which are used to refinance, (a) Indebtedness referred to in clauses (i) through (viii) of this paragraph (including Indebtedness previously Incurred pursuant t this clause (ix)) and (b) Indebtedness Incurred pursuant to
Section 1008(a), provided that such Indebtedness is Permitted Refinancing Indebtedness; and (x) Indebtedness consisting of obligations in respect of purchase price adjustments, indemnities or Guarantees in connection with the acquisition or disposition of assets.

SECTION 1009.    Limitation on Restricted Payments.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment,
(i) any Default or Event of Default would have occurred and be continuing, (ii) the Company could not incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 or (iii) the aggregate amount expended or declared for all Restricted Payments from the Issue Date would exceed the sum (without duplication) of the following:

                 (i) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis commencing on the last day of the fiscal quarter immediately preceding the Issue Date, and ending on the last day of the fiscal quarter ending on or immediately preceding the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                 (ii) the aggregate net cash proceeds, or the Fair Market Value of Property other than cash, received by the Company on or after the Issue Date from the issuance or sale (other than to a Subsidiary of the Company) of Capital Stock of the Company or any options, warrants or rights to purchase Capital Stock of the Company, plus

                 (iii) the aggregate net cash proceeds or the Fair Market Value of Property other than cash received by the Company as capital contributions to the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

                 (iv) the aggregate net cash proceeds received by the Company upon the exercise of any options, warrants or rights to purchase shares of Capital Stock of the Company (other than from a Subsidiary of the Company) on or after the Issue Date, plus

                 (v) the aggregate net cash proceeds received on or after the Issue Date by the Company from the issuance or sale (other than to any Subsidiary of the Company) of convertible debt or convertible Redeemable Stock that has been converted into or exchanged for Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus





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
                 (vi) to the extent not otherwise included in the Company's Consolidated Net Income, an amount equal to the net reduction in Investments made by the Company and its Restricted Subsidiaries subsequent to the Issue Date in any Person resulting from (1) payments of interest on debt, dividends, repayments of loans or advances or other transfers or distributions of Property, in each case to the Company or any Restricted Subsidiary from any Person other than the Company or a Restricted Subsidiary, and in an amount not to exceed the book value of such Investments previously made in such Person that were treated as Restricted Payments, or (2) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, and in an amount not to exceed the lesser of (x) the book value of all Investments previously made in such Unrestricted Subsidiary that were treated as a Restricted Payments and (y) the Fair Market Value of such Unrestricted Subsidiary.

         (b) The limitations set forth in paragraph (a) above will not prevent the Company or any Restricted Subsidiary from making the following Restricted Payments so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing (except in the case of clause (i) below under which the payment of a dividend is permitted, so long as the declaration of such dividend was made in compliance with Section 1009(a)):

                 (i) the payment of any dividend on Capital Stock of the Company or any Restricted Subsidiary within 60 days after the declaration thereof, if at such declaration date such dividend could have been paid in compliance with Section 1009(a);

                 (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

                 (iii) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, of any Indebtedness (other than Redeemable Stock) in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issuance and sale (other than to a Subsidiary of the Company) of Capital Stock of the Company;

                 (iv) the making of any principal payment on or the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent Incurrence (other than a sale to a Subsidiary of the Company) of Indebtedness so long as such new Indebtedness is Permitted Refinancing Indebtedness and such new Indebtedness (A) has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the Notes and (B) has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity of the final scheduled principal payment of the Notes;





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
                 (v) loans made to officers, directors or employees of the Company or any Restricted Subsidiary approved by the Board of Directors (or a duly authorized officer), the proceeds of which are used solely (A) to purchase common stock of the Company in connection with a restricted stock or employee stock purchase plan, or to exercise stock options received pursuant to an employee or director stock option plan or other incentive plan, in a principal amount not to exceed the exercise price of such stock options or (B) to refinance loans, together with accrued interest thereon, made pursuant to item
(A) of this clause (v); and

                 (vi) the repurchase, redemption or other acquisition or retirement for value of the Company's 12% Bonds outstanding on the date hereof.

         The actions described in clauses (i), (ii), (iii) and (v) of this
Section 1009(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this Section 1009(b) but shall reduce the amount that would otherwise be available for Restricted Payments under paragraph (a) (provided that any dividend paid pursuant to clause (i) of this Section 1009(b) shall reduce the amount that would otherwise be available under Section 1009(a) when declared, but not also when subsequently paid pursuant to such clause
(i)), and the actions described in clause (iv) of this Section 1009(b) shall be Restricted Payments that shall be permitted to be taken in accordance with this
Section 1009(b) but shall not reduce the amount that would otherwise be available for Restricted Payments under Section 1009(a).

SECTION 1010.    Limitations on Distributions from Restricted Subsidiaries.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, assume or otherwise cause or suffer to exist or become effective, or enter into any agreement with any Person that would cause to become effective, any consensual encumbrance or restriction on the legal right of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or Redeemable Stock held by the Company or a Subsidiary Guarantor, (ii) pay any Indebtedness or other obligation owed to the Company or any Subsidiary Guarantor, (iii) make any Investments in the Company or any Subsidiary Guarantor, or (iv) transfer any of its property or assets to the Company or any Subsidiary Guarantor. Such limitation will not apply (a) with respect to clauses (iii) and (iv) only, to encumbrances and restrictions
(1) in existence under or by reason of any agreements in effect on the Issue Date, (2) required under Senior Credit Facilities that are not more restrictive than those in effect under the Senior Credit Facilities on the Issue Date, (3) in existence with respect to a Restricted Subsidiary at the time it became a Restricted Subsidiary if (A) such encumbrance or restriction was not created in anticipation of or in connection with the transactions pursuant to which the Restricted Subsidiary became a Restricted Subsidiary and (B) immediately following such transaction, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 or (4) which result from the renewal, refinancing, extension or amendment of an agreement referred to in the immediately preceding clauses (1), (2) and (3), provided, such replacement or encumbrance or restriction is no more restrictive to the Company or Restricted Subsidiary and is not materially less favorable to the Holders of Notes than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced, and (b) with respect to clause (iv) only, to (1) any restriction on the sale, transfer or other disposition of assets or Property as a result of a Lien permitted under Section 1011, (2) any encumbrance or restriction arising in connection with an acquisition of Property, so long as such encumbrance or restriction relates solely to the Property so acquired (including future improvements thereon, accessions thereto and proceeds thereof) and was not created in anticipation of or in connection with such acquisition, (3) customary provisions restricting subletting or assignment of leases and customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, (4) any encumbrance or restriction due to applicable law, (5) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale and (6) restrictions contained in purchase money obligations for Property acquired in the ordinary course of business with respect to transfers of such Property.

SECTION 1011.    Limitation on Liens.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any Property of the Company or such Restricted Subsidiary, whether owned on the Issue Date or acquired after the Issue Date, or any interest therein or any income or profits therefrom, unless the Notes (and, in the case of a Restricted Subsidiary which is a Subsidiary Guarantor, the Subsidiary Guaranty of such Subsidiary) are secured equally and ratably with (or prior to) any and all other obligations secured by such Lien.

         (b) "Permitted Liens" means any and all of the following: (i) Liens existing as of the Issue Date; (ii) Liens securing the Notes, the Subsidiary Guarantees and other obligations arising under the Indenture; (iii) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) of a Person at the time such Person is merged or consolidated with or into the Company or a Subsidiary Guarantor or becomes a Restricted Subsidiary that is a Subsidiary Guarantor (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (iv) any Lien existing on any Property (including future improvements thereon, accessions thereto and proceeds thereof) at the time of the acquisition thereof (and not incurred in anticipation of or in connection with such transaction), provided that such Liens are not extended to other Property of the Company or the Subsidiary Guarantors; (v) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Subsidiary Guarantors or the ownership of their Property (including, without limitation, (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Subsidiary Guarantors or on deposit with or in the possession of such banks, (d) Liens imposed by law, including without limitation, Liens under workers' compensation or similar legislation and mechanics', carriers', warehousemens', materialmens', suppliers' and vendors' Liens, (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like





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
nature and incurred in a manner consistent with industry practice and (f) Liens on deposits made in the ordinary course of business), in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property (other than Trade Accounts Payable) and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole; (vi) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP; (vii) Liens incurred to secure appeal bonds and judgment and attachment Liens, in each case in connection with litigation or legal proceedings that are being contested in good faith by appropriate proceedings so long as reserves have been established to the extent required by GAAP as in effect at such time and so long as such Liens do not encumber assets by an amount in excess of $5.0 million; (viii) Liens securing Permitted Hedging Agreements of the Company and its Restricted Subsidiaries; (ix) Oil and Gas Liens Incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries; (x) purchase money security interests (including, without limitation, Capital Lease Obligations) granted in connection with the acquisition of fixed assets in the ordinary course of business of the Company and its Restricted Subsidiaries, provided, that (a) such Liens attach only to the Property (including future improvements thereon, accessions thereto and proceeds thereof) so acquired with the purchase money Indebtedness secured thereby and (b) the Indebtedness secured by such Liens is not in excess of the purchase price of such Property; (xi) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of decreasing or defeasing Indebtedness of the Company or any of its Subsidiaries so long as such deposit of funds is permitted by the provisions of the Indenture described under Section 1009 hereof; (xii) Liens resulting from a pledge of Capital Stock of a Person that is not a Restricted Subsidiary; (xiii) Liens, including liens resulting from the pledge of Capital Stock of Restricted Subsidiaries, to secure obligations arising from time to time under the Senior Credit Facilities; (xiv) Liens to secure any permitted extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Liens referred to in clauses (i), (ii), (iii), (iv),
(x) and (xiii) above; provided, however, that (a) such new Lien shall be limited to all or part of the same Property (including future improvements thereon, accessions thereto and proceeds thereof) that secured the original Lien and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, the committed amount of the Indebtedness secured by such original Lien immediately prior to such extension, renewal, refinancing, refunding or exchange and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (xv) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets; and (xvi) Liens in favor of the Company or a Subsidiary Guarantor. Notwithstanding anything in this paragraph to the contrary, the term "Permitted Liens" does not include Liens resulting from the creation, incurrence, issuance, assumption or Guarantee of any Production Payment and Reserve Sale other than (a) Production Payments and Reserve Sales in connection with the acquisition of Properties after the Issue Date, provided that any such Liens





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
created in connection therewith are created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 90 days after the acquisition of, the Property that is subject thereto, (b) Production Payments and Reserve Sales, other than those described in clause (a) of this sentence, to the extent such Production Payments and Reserve Sales constitute Asset Sales made pursuant to and in compliance with Section 1013, or (c) Oil and Gas Liens that are not Dollar-Denominated Production Payments or Volumetric Production Payments, that are incurred in the ordinary course of business of the Company and its Restricted Subsidiaries, and that may be deemed under the definition of Production Payments and Reserve Sales to constitute Production Payments and Reserve Sales.

SECTION 1012.    Limitation on Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including, but not limited to, but excluding transactions under those certain agreements in existence on the Issue Date and more particularly described on Annex D, the sale, transfer, disposition, purchase, exchange or lease of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary), unless (i) such transaction or series of transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company or such Restricted Subsidiary, and (ii) with respect to a transaction or series of transactions involving aggregate payments by or to the Company or such Restricted Subsidiary having a Fair Market Value equal to or in excess of (a) $1.0 million but less than $5.0 million, the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause (i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee or (b) $5.0 million, (1) the Company receives from an independent, nationally recognized investment banking firm or appraisal firm, in either case specializing or having a specialty in the type and subject matter of the transaction (or series of transactions) at issue, a written opinion that such transaction (or series of transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary and (2) the Board of Directors of the Company (including a majority of the disinterested members of the Board of Directors of the Company) approves such transaction or series of transactions and, in its good faith judgment, believes that such transaction or series of transactions complies with clause
(i) of this paragraph, as evidenced by a certified resolution delivered to the Trustee.

         (b) The limitations of Section 1012(a) do not apply to (i) the payment of reasonable and customary compensation (including pursuant to stock option and stock purchase plans) to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any of its Restricted Subsidiaries, (ii) indemnities of officers and directors of the Company or any Subsidiary consistent with such Person's bylaws and applicable statutory provisions, (iii) the Company's and its Restricted Subsidiaries' employee compensation and other





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benefit arrangements or (iv) Investments in Unrestricted Subsidiaries which are deemed to be Restricted Payments under Section 1009.

SECTION 1013.    Limitation on Asset Sales.

         (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares and assets subject to such Asset Sale and (ii) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or Exchanged Properties ("Permitted Consideration").

         (b) The Net Available Cash from Asset Sales by the Company or a Restricted Subsidiary may be applied by the Company or such Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness of the Company or such Restricted Subsidiary), to (i) prepay, repay or purchase Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of such Restricted Subsidiary (in each case excluding Indebtedness owed to the Company or an Affiliate of the Company (other than pursuant to a Senior Credit Facility) and Indebtedness of the Company or a Subsidiary Guarantor which is subordinated to the Notes or the applicable Subsidiary Guaranty), (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) or (iii) purchase Notes (excluding Notes owned by the Company or an Affiliate of the Company, other than pursuant to an offer made to all holders of the Notes).

         (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 365 days from the date of such Asset Sale shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to purchase Notes having an aggregate principal amount equal to the aggregate amount of Excess Proceeds (the "Prepayment Offer") at a purchase price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest and Liquidated Damages, if any, to the Purchase Date (as defined) (the "Prepayment Offer Payment") in accordance with the procedures (including prorating in the event of oversubscription) set forth in this
Section 1013, but, if the terms of any Indebtedness (other than Indebtedness which is subordinated to the Notes or a Subsidiary Guaranty) require that an offer to purchase such Indebtedness be made contemporaneously with the Prepayment Offer, then the Excess Proceeds shall be prorated between the Prepayment Offer and such other offer in accordance with the aggregate outstanding principal amounts of the Notes and such other Indebtedness, and the aggregate principal amount of Notes for which the Prepayment Offer is made shall be reduced accordingly. If the aggregate principal amount of Notes tendered by Holders thereof exceeds the amount of available Excess Proceeds, then such Excess Proceeds will be allocated pro rata according to the principal amount of the Notes tendered and the Trustee will select the Notes to be purchased in accordance with the Indenture. To the extent that any portion of the amount of





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
Excess Proceeds remains after compliance with the second sentence of this paragraph and provided that all Holders of Notes have been given the opportunity to tender their Notes for purchase as described in the following paragraph (d), the Company or such Restricted Subsidiary may use such remaining amount for general corporate purposes and the amount of Excess Proceeds will be reset to zero.

         (d) Within five days after the 365th day following the date of an Asset Sale, the Company shall, if it is obligated to make an offer to purchase the Notes pursuant to the preceding paragraph (c), send a written Prepayment Offer notice, by first-class mail, to the Holders of the Notes (the "Prepayment Offer Notice"), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders of the Notes to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company is offering to purchase Notes pursuant to the provisions of the Indenture, (ii) that any Note (or any portion thereof) accepted for payment (and duly paid on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest on the Purchase Date, (iii) that any Notes (or portions thereof) not properly tendered will continue to accrue interest, (iv) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days after the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (v) the aggregate principal amount of Notes to be purchased, (vi) a description of the procedure which Holders of Notes must follow in order to tender their Notes and the procedures that Holders of Notes must follow in order to withdraw an election to tender their Notes for payment, and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Prepayment Offer.

         (e) On or before the Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Prepayment Offer, (ii) deposit with the Paying Agent in immediately available funds an amount equal to the Prepayment Offer Payment in respect of Notes or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officer's Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the Prepayment Offer Payment for such Notes and the Trustee shall, upon receipt of a written order in the form of an Officer's Certificate, promptly authenticate and mail to each holder a new Notes in a principal amount equal to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note shall be in a principal amount of $1,000 or any integral multiple thereof. The Company will announce publicly the results of a Prepayment Offer on or as soon as practicable after the Purchase Date.

         (f) The Company will comply, to the extent applicable, with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the





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
applicable securities laws and regulations and will not be deemed to have breached its obligations described above.

SECTION 1014. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

         The Company will not (i) permit any Restricted Subsidiary to sell or otherwise issue any Capital Stock other than to the Company or one of its Wholly Owned Restricted Subsidiaries or (ii) permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any other Restricted Subsidiary, except, in each case, for (a) directors' qualifying shares, (b) the Capital Stock of a Restricted Subsidiary owned by a Person at the time such Restricted Subsidiary became a Restricted Subsidiary or acquired by such Person in connection with the formation of the Restricted Subsidiary, or transfers thereof or (c) a sale of all of the Capital Stock of a Restricted Subsidiary owned by the Company or its Subsidiaries effected in accordance with the provisions of Section 1013.

SECTION 1015. Repurchase of Notes at the Option of the Holder Upon a Change of Control.

         (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Payment Date") that is no fewer than 30 days and no later than 60 days from the date of the Change of Control Offer, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Payment") plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date. The Change of Control Offer shall be made within 30 days following a Change of Control and shall state, among other things: (i) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the Indenture and that all Notes (or portions thereof) properly tendered will be accepted for payment; (ii) the purchase price and the Change of Control Payment Date; (iii) that any Note (or portion thereof) accepted for payment (and duly paid on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date; (iv) that any Notes (or portions thereof) not properly tendered will continue to accrue interest; (v) a description of the transaction or transactions constituting the Change of Control; (vi) the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment; and (vii) all other instructions and materials necessary to enable Holders to tender Notes pursuant to the Change of Control Offer.

         (b) A "Change of Control" shall be deemed to occur if (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring,





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
holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the total voting power of all classes of the Voting Stock of the Company or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis, (ii) the sale, lease, conveyance or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole (other than to any Wholly Owned Restricted Subsidiary) shall have occurred, (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company, (iv) the Company consolidates with or merges into another Person or any Person merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company's Board of Directors then in office, excluding directors elected by JEDI II or its affiliates.

         (c) On or before the Change of Control Payment Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Payment (together with accrued and unpaid interest and Liquidated Damages, if any) of all Notes so tendered and
(iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent (or the Company, if so acting) promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Payment (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

         (d) Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws and any provisions of the Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.





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
         (e) If the Change of Control Payment Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a
Note is registered at the close of business on such Record Date, and such interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to such Change of Control Offer.

         (f) Prior to making a Change of Control Offer pursuant to paragraph (a), but in any event within 90 days following such Change of Control, the Company will (i) obtain any required consents under the Credit Agreement and the ECT Credit Agreement to permit the making of the Change of Control Offer and the purchase of Notes pursuant to this Section 1015, or (ii) repay all or a portion of the outstanding Indebtedness of the Company and its Subsidiaries to the extent necessary (including, if necessary, payment in full of such Indebtedness and payment of any prepayment premiums, fees, expenses or penalties) to permit the making of the Change of Control Offer and the purchase of Notes pursuant to this Section 1015 without such consent.

         (g) The obligations with respect to Change of Control Offer shall be satisfied to the extent actually performed by a third party in accordance with the terms of this Indenture.

SECTION 1016.    Investment Company.

         The Company will not, and will not permit any of its Subsidiaries to, be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to registration under the Investment Company Act.

SECTION 1017.    Reports.

         Whether or not the Company is subject to the reporting requirement of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of
Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.





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
SECTION 1018.    Restricted and Unrestricted Subsidiaries.

         Unless defined or designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary subject to the provisions of the next paragraph. The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if (i) such Subsidiary does not at such time own any Capital Stock, Redeemable Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary, (ii) such Subsidiary does not at such time have any Indebtedness or other obligations which, if in default, would result (with the passage of time or notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii)(a) such designation is effective immediately upon such Subsidiary becoming a Subsidiary of the Company or of a Restricted Subsidiary, (b) the Subsidiary to be so designated has total assets of $1,000 or less or (c) if such Subsidiary has total assets greater than $1,000, then such redesignation as an Unrestricted Subsidiary is deemed to constitute a Restricted Payment in an amount equal to the Fair Market Value of the Company's direct and indirect ownership interest in such Subsidiary, and such Restricted Payment would be permitted to be made at the time of such designation under
Section 1009 hereof. Except as provided in clauses (iii)(b) and (c) of this paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. The designation of an Unrestricted Subsidiary or removal of such designation shall be made by the Board of Directors of the Company or a committee thereof pursuant to a certified resolution delivered to the Trustee and shall be effective as of the date specified in the applicable certified resolution, which shall not be prior to the date such certified resolution is delivered to the Trustee.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Restricted Subsidiary (whether through an acquisition or otherwise, but excluding the creation by the Company of a new Wholly Owned Restricted Subsidiary) unless, after giving effect to such action, transaction or series of transactions, on a pro forma basis, (i) the Company could Incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 1008 hereof and (ii) no Default or Event of Default would occur or be continuing.

SECTION 1019.    Future Guarantors.

         The Company shall cause any Subsidiary that becomes a Restricted Subsidiary (and any Restricted Subsidiary that previously was an Unrestricted Subsidiary and becomes a Restricted Subsidiary) after the Issue Date to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will become a Subsidiary Guarantor and shall enter into a Subsidiary Guarantee as provided in Section 1308.





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

SECTION 1020.    Statement by Officers as to Default; Compliance Certificates.

         (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, and within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter), of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of Section 801 or Sections 1004 to 1019, inclusive, and if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default or an Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

         (c) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default has come to their attention and, if such a Default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1021.    Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 801 and Sections 1004 to 1019, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to any provision requiring a supermajority approval to waive, such provision may only be waived by such a supermajority, and with respect to a covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, such provision may only be waived by the consent of each and every Holder of outstanding Note affected.





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
                                 ARTICLE ELEVEN
                              Redemption of Notes

SECTION 1101.    Right of Redemption.

         The Company will not have the right to redeem any Notes prior to July 1, 2003 (other than out of the cash proceeds of an Equity Offering, as described below). The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on and after July 1, 2003, at the Redemption Prices specified in the form of Note hereinafter set forth together with any applicable accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date (subject to the right of Holders of Record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date). Notwithstanding the foregoing, on or prior to July 1, 2001, the Company may, at any time or from time to time, redeem up to an aggregate of 20% of the aggregate principal amount of the Notes originally outstanding at a Redemption Price equal to 112.5% of the principal amount thereof (subject to the right of Holders of Record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption
Date) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the cash proceeds to the Company of one or more Equity Offerings; provided, that at least 80% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

SECTION 1102.    Applicability of Article.

         Redemption of Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 1103.    Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Notes, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed.

SECTION 1104.    Selection by Trustee of Notes to Be Redeemed.

         (a) If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions





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
(equal to $1,000 or any integral multiple thereof) of the principal amount of Notes of a denomination larger than $1,000.

         (b) The Trustee shall promptly notify the Company and each Securities Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

         (c) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

SECTION 1105.    Notice of Redemption.

         (a) Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Securities Register.

         (b)     All notices of redemption shall state:

                 (1)      the Redemption Date,

                 (2)      the Redemption Price,

                 (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed, and in the case of partial redemption, a statement as to the effect that upon surrender of such Notes, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued,

                 (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note to be redeemed, and

                 (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price.

         (c) Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company if the Company gives notice to the Trustee at least 45 days prior to the Redemption Date.





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
SECTION 1106.    Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and any applicable accrued interest and Liquidated Damages on, all the Notes which are to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amount necessary to pay the redemption price of, Liquidated Damages, if any, and accrued interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes.

SECTION 1107.    Notes Payable on Redemption Date.

         (a) Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price any applicable accrued interest) such Notes shall not bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with any applicable accrued interest and Liquidated Damages to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of
Section 307.

         (b) If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Note.





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
SECTION 1108.    Notes Redeemed in Part.

         Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                 ARTICLE TWELVE
                       Defeasance and Covenant Defeasance

SECTION 1201.    Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202.    Defeasance and Discharge.

         Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company shall be deemed to have paid and discharged the entire indebtedness represented and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations, and this Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees ("Legal Defeasance"), except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of this Article Twelve, all of which shall survive until otherwise terminated or discharged hereunder. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203.    Covenant Defeasance.

         Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, the Company may, at its option and at any time, elect to have the obligations of the Company and the Subsidiary Guarantors released with respect to (i) its obligations under Sections

1005 through 1019, inclusive, and clauses (D) and (E) of Section 801(a)(ii) and
(ii) the occurrence of an event specified in Sections 501(4), (with respect to any of Sections 1005 through 1019, inclusive), 501(7) and 501(8) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or clause, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference in any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

SECTION 1204.    Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Notes:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of
Section 609 who shall agree to comply with the provisions of this Article
Twelve applicable to it) as trust funds in trust for the      purpose of making
the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) U.S. legal tender in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and interest (and Liquidated Damages, if any) on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest (or Liquidated Damages, if any) on such Notes. The Holders of Notes must have a valid, perfected, exclusive security interest in such trust. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government





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
Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (2) In the case of an election of Legal Defeasance under Section 1202, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (x) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

         (3)     In the case of an election of Covenant Defeasance under
Section 1203, before the date that is one year prior to the Stated Maturity, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to such Trustee, to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and Covenant Defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

         (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Notes, if then listed on any Notes exchange, will not be delisted as a result of such deposit.

         (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any Notes of the Company.

         (6) No Default or Event of Default which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit).

         (7) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

         (8) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the interest of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, or delaying or defrauding any other creditors of the Company or others.

         (9) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 1202 or the Covenant Defeasance under Section 1203 (as the case may be) have been complied with.

         (10) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

         (a) Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

         (c) Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206.    Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if a Default from a bankruptcy or insolvency event occurs at any time during the period ending on the 91st day after the date of a deposit by the Company hereunder, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of principal of (and premium, if any) or interest (and Liquidated Damages, if any) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the holder of such Notes shall thereafter, as a general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.


                                ARTICLE THIRTEEN
                             Subsidiary Guarantees

SECTION 1301.    Subsidiary Guarantees.

         (a) Subject to the provisions of this Article Thirteen, each Subsidiary Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to each Holder and to the Trustee and its successors and assigns (the "Subsidiary Guarantee"): (i) the full and punctual payment of principal of, premium, if any, and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article Thirteen notwithstanding any extension or renewal of any Obligation.

         (b) Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise, (b) any extension or renewal of any thereof, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement, (d) the release of any security held by any Holder or the Trustee for the Obligations of any of them, (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations, or (f) any change in the ownership of such Subsidiary Guarantor.

         (c) Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         (d) Each Subsidiary Guaranty will be a senior unsecured obligation of the applicable Subsidiary Guarantor and will rank pari passu with any existing and future unsubordinated indebtedness of such Subsidiary Guarantor, but will be effectively subordinated to the rights of holders of secured unsubordinated indebtedness of such Subsidiary Guarantor to the extent of the value of the collateral securing such indebtedness.

         (e) Except as expressly set forth in Sections 1201, 901, 902, 1303 and 1307, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         (f) Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium, if any, or interest on any

Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         (g) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of, premium, if any, or interest on any

Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         (h) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Five for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article Five, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         (i) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 1302.    Execution and Delivery of Subsidiary Guarantees.

         (a) To evidence the Subsidiary Guarantees set forth in Section 1301 hereof, each of the Subsidiary Guarantors agrees that a notation of its Subsidiary Guarantee substantially in the form of Annex B hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its Chairman of the Board, its President or one of its Vice Presidents, and attested to by its Secretary or one of its Assistant Secretaries.

         (b) Each of the Subsidiary Guarantors agrees that the Subsidiary Guarantees set forth in this Article Thirteen will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

         (c) If an individual whose manual or facsimile signature is on a Note shall have ceased to hold such office prior to the authentication and delivery of the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

         (d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 1303.    Limitation on Liability.

         Any term or provision of this indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Subsidiary Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign
law.   Each Subsidiary Guarantor that makes a payment or distribution under a
Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor.

SECTION 1304.    Successors and Assigns.

         This Article Thirteen shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 1305.    No Waiver.

         Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Thirteen shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Thirteen at law, in equity, by statute or otherwise.

SECTION 1306.    Modification.

         No modification, amendment or waiver of any provision of this Article Thirteen, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1307.    Release of Subsidiary Guarantor.

         Any Subsidiary Guarantor that is no longer a Restricted Subsidiary may, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be released from its Subsidiary Guarantee and cease to be a Subsidiary Guarantor. Any Subsidiary Guarantor that is designated an Unrestricted Subsidiary in accordance with the terms of this Indenture shall be released from and relieved of its obligations under its Subsidiary Guaranty upon execution and delivery of a supplemental indenture satisfactory to the Trustee. Such supplemental indenture shall be accompanied by an Officer's Certificate and an Opinion of Counsel, each stating that such supplemental indenture and release of the Subsidiary Guaranty complies with the provisions of this Indenture and that all conditions precedent to such supplemental indenture and release of the Subsidiary Guarantee have been complied with.

SECTION 1308. Execution of Supplemental Indenture for Future Subsidiary Guarantors.

         Each Subsidiary which is required to become a Subsidiary Guarantor pursuant to Section 1018 shall, and the Company shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article Thirteen and shall guarantee the Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

SECTION 1309. Application of Certain Terms and Provisions to the Subsidiary Guarantors.

         (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 101 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

         (b) Any request, demand, authorization, direction, notice, consent, waiver or other document which by any provision of this Indenture is to be made by any Subsidiary Guarantor, shall be sufficient if evidenced as described in Section 105 as if references therein to the Company were references to such Subsidiary Guarantor.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by any Holder may be given or served as described in

Section 105 as if references therein to the Company were references to such Subsidiary Guarantor.

          (d) Upon any application or request by any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 102 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                      [This page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    QUEEN SAND RESOURCES, INC., a
                                      Delaware corporation


                                    By:   /s/ EDWARD J. MUNDEN
                                          -----------------------------------
                                          Name:    Edward J. Munden
                                          Title:   Chief Executive Officer,
                                                   President and Chairman of the
                                                   Board


By: /s/ BRUCE I. BENN
    -----------------------------------
    Name:  Bruce I. Benn
    Title: Vice President and Secretary


                                    QUEEN SAND RESOURCES, INC., a
                                      Nevada corporation


                                    By:   /s/ EDWARD J. MUNDEN
                                          -----------------------------------
                                          Name:      Edward J. Munden
                                          Title:     President
Attest:

By: /s/ BRUCE I. BENN
    -----------------------------------
    Name:  Bruce I. Benn
    Title: Vice President and Secretary

                                    NORTHLAND OPERATING CO., a
                                      Nevada corporation


                                    By:   /s/ EDWARD J. MUNDEN
                                          -----------------------------------
                                          Name:      Edward J. Munden
                                          Title:     President
Attest:

By: /s/ BRUCE I. BENN
    -----------------------------------
    Name:  Bruce I. Benn
    Title: Vice President and Secretary

                                         CORRIDA RESOURCES, INC., a
                                           Nevada corporation


                                         By:   /s/ EDWARD J. MUNDEN
                                               ------------------------------
                                               Name:  Edward J. Munden
                                               Title: President
Attest:

By: /s/ BRUCE I. BENN
    ---------------------------------
    Name:  Bruce I. Benn
    Title: Vice President and Secretary

                                         HARRIS TRUST AND SAVINGS BANK


                                         By:   /s/ C. POTTER
                                               -------------------------------
                                               Name:  C. Potter
                                               Title: Assistant Vice President
Attest:

By:  /s/ D.G. DONOVAN
     --------------------------------
     Name:  D.G. Donovan
     Title: Assistant Secretary

                                                                         Annex A

                                  FORM OF NOTE

      Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York)(the "Depositary"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2) (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION, AND A CERTIFICATE IN THE FORM ATTACHED TO





---------------

     (1) This paragraph should only be added if the Note is issued in global form.

THIS SECURITY IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE,
(5) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR OR A NON-U.S. PERSON HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES, LEGAL OPINIONS AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION.(2)

         THIS NOTE IS A REGULATION S TEMPORARY GLOBAL NOTE AS SPECIFIED IN THE INDENTURE. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN SECTION 305 OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE MADE FOR AN INTEREST IN A REGULATION S PERMANENT GLOBAL NOTE OR A RULE 144A GLOBAL NOTE DURING THE 40-DAY RESTRICTED PERIOD.(3)

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.(4)





---------------

        (2) This sentence should be included only for the Transfer Restricted Notes.

        (3) This paragraph should be included only for the Transfer Restricted Notes.

        (4) This paragraph should be included only for Regulation S Permanent Global Notes.

                           QUEEN SAND RESOURCES, INC.
              12 1/2% [SERIES A] [SERIES B] SENIOR NOTES DUE 2008

CUSIP No.        [747927 AA 9 Rule 144A]                        U.S.$125,000,000
                 [747927 AB 7 Series B]
                 [747927 AC 5 IAI]

      Queen Sand Resources, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______, or _________ registered assigns, the principal sum of one hundred twenty-five million dollars on July 1, 2008, and to pay interest thereon from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 1 and July 1 in each year, commencing January 1, 1999, at 12 1/2% until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 2% per annum on any overdue principal and premium and on any overdue installment of interest and Liquidated Damages, if any, until paid as specified on the reverse hereof[; provided, however, in the event of a Registration Default, the Company shall pay Liquidated Damages to the holder hereof at a rate of 0.5% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.50% per annum].(5)

      The interest (and Liquidated Damages, if any) so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such payment, which shall be the June 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest (and Liquidated Damages, if any) not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any) and interest (and Liquidated Damages, if any) on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the





---------------

     (5)   This proviso should be included only for the Initial Notes.

United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:


                                              QUEEN SAND RESOURCES, INC., a
                                                 Delaware corporation


                                              By:
                                                 ----------------------------
                                              Name:
                                                   --------------------------
                                              Title:
                                                    -------------------------

Attest:



--------------------------
Name:
     ---------------------
Title:
      --------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

Dated:

                                               HARRIS TRUST AND SAVINGS BANK,
                                                      as Trustee

                                               By:
                                                  ---------------------------
                                                      Authorized Officer

      The [Rule 144A] [Regulation S Temporary] [Regulation S Permanent] [Global] Note is one of a duly authorized issue of Notes of the Company designated as its 12 1/2% [Series A] [Series B] Senior Notes due 2008 (herein called the "Notes"), limited in aggregate principal amount to $125,000,000, issued and to be issued under an Indenture, dated as of July 1, 1998 (herein called the "Indenture"), among the Company, the Subsidiary Guarantors parties thereto and Harris Trust and Savings Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      The Notes are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on and after July 1, 2003, as a whole or in part, at the option of the Company, at the following Redemption Prices (expressed as a percent of the principal amount) which, if during the twelve-month period beginning on July 1 of the years indicated

                                                                                        Redemption
                                    Year                                                  Price
                                    ----                                                  -----
 2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                106.2500%

 2004  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                104.6875%

 2005  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                103.1250%

 2006  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                101.5625%

 2007  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                100.0000%;

in each case plus interest thereon accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for, provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

      Notwithstanding the foregoing, at any time on or prior to July 1, 2001, the Company may, at any time or from time to time, redeem up to an aggregate of 20% of the aggregate principal amount of the Notes originally outstanding at a Redemption Price equal to 112.5% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with cash from the cash proceeds to the Company of one or more Equity Offerings; provided, that at least 80% of the aggregate principal amount of the Notes originally outstanding remain outstanding immediately after the occurrence of each such redemption; provided, further, that such notice of redemption shall be sent within 30 days after the date of closing of any such Equity Offering, and such redemption shall occur within 60 days after the date such notice is sent.

      The Notes do not have the benefit of any sinking fund obligations.

      In the event of redemption or purchase pursuant to a Prepayment Offer or Change of Control Offer of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default shall occur and be continuing, there may be declared due and payable the principal amount of the Notes, in the manner and with the effect provided in the Indenture. Upon any acceleration of maturity of the Notes, all principal of and accrued interest and Liquidated Damages, if any, on the Notes shall be due and payable immediately.

      The Indenture provides that, subject to certain conditions, if (i) certain Net Available Cash is available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make a Prepayment Offer or Change of Control Offer, respectively, for all of the Notes.

      The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (and Liquidated Damages, if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York and at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

      No direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company, the Subsidiaries or any successor entity shall have any personal liability in connection with this Note solely by reason of his or its status as such stockholder, employee, officer or director. Each Holder by accepting this Note waives and releases all such liability and further acknowledges the waiver and release are part of the consideration for the issuance of this Note.

      All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.(6)

      The Indenture and this Note shall be governed by and construed in accordance with the laws of the State of New York.




-----------------------

      (6) This sentence should be included only for the Initial Notes.

                       OPTION OF HOLDER TO ELECT PURCHASE


      If you want to elect to have this Note purchased in its entirety by the Company pursuant to Section 1013 or 1015 of the Indenture, check the box:

      [ ]

      If you want to elect to have only a part of this Note purchased by the Company pursuant to Section 1013 or 1015 of the Indenture, state the amount: $


Dated:                                      Your Signature:
                                                           --------------------
                               (Sign exactly as name appears on the
                               other side of this Note)


Signature Guarantee:
                    -----------------------------------------------------------
                    (Signature must be guaranteed by
                    a member firm of the New York Stock
                    Exchange or a commercial bank or
                    trust company)

                            SCHEDULE OF EXCHANGES(7)


      The following exchanges relating to this Global Note have been made:


                                                                    Principal Amount of
                        Amount of decrease    Amount of increase    this Global Note         Signature of authorized
                        in Principal Amount   in Principal Amount   following such           officer of Trustee or
 Date of Exchange       of this Global Note   of this Global Note   decrease (or increase)   Notes Custodian
-------------------------------------------------------------------------------------------------------------------------






---------------

     (7) This schedule should only be added if the Note is issued in global form.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF TRANSFER RESTRICTED NOTES(8)

Re:   12 1/2% SERIES A SENIOR NOTES DUE 2008 OF QUEEN SAND RESOURCES, INC.

      This Certificate relates to $ __________ principal amount of Notes held in (check applicable space) _____ book-entry or _____ definitive form by ___________ (the "Transferor").

The Transferor (check applicable box):

      [ ]        has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

      [ ]        has requested the Trustee by written order to exchange or
register the transfer of a Note or Notes.

      In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 305 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:

      [ ]        Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 305(a)(ii)(A) or Section 305(d)(ii)(A) of the Indenture).

      [ ]        Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) that is aware that any sale of Notes to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Note for its own account, or for the account of another such "qualified institutional buyer" (in satisfaction of Section 305(a)(ii)(B) or Section 305(d)(ii)(B) of the Indenture).

      [ ]        Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 144, or outside the United States in an Offshore Transaction in compliance with Rule 904 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 305(a)(ii)(C) or Section 305(d)(ii)(C) of the Indenture).

      [ ]        Such Note is being transferred in reliance on and in
compliance with an exemption from the registration requirements of the Securities Act and in accordance with applicable securities laws of the states of the United States, other than as provided in the immediately





---------------

       (8) This Certificate shall be included only for Initial Notes.

preceding paragraph. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 305(a)(ii)(D) or Section 305(d)(ii)(D) of the Indenture).



                                               --------------------------------
                                               [INSERT NAME OF TRANSFEROR]


                                               By:
                                                  -----------------------------


Date:
      ----------------------------

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
NOTES(9)

Re:   12 1/2% SENIOR NOTES DUE 2008 OF QUEEN SAND RESOURCES, INC.

      This Certificate relates to $ __________ principal amount of Notes held in (check applicable space) _____ book-entry or _____ definitive form by ___________ (the "Transferor").


The Transferor (check applicable box):

      [ ]        has requested the Trustee by written order to deliver in
exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

      [ ]        has requested the Trustee by written order to exchange or
register the transfer of a Note or Notes.



                                                  -----------------------------
                                                  [INSERT NAME OF TRANSFEROR]


                                                  By:
                                                      -------------------------


Date:
      ----------------------------





---------------

       (9) This certificate shall be included only for the Exchange Notes.

                                                                         Annex B

                              SUBSIDIARY GUARANTEE


      The Subsidiary Guarantors listed below (hereinafter referred to as the "Subsidiary Guarantors," which term includes any successors or assigns under the Indenture, dated as of July 1, 1998 (the "Indenture"), among the Company, the Subsidiary Guarantors and Harris Trust and Savings Bank, as Trustee, and any additional Subsidiary Guarantors), have irrevocably and unconditionally guaranteed (i) the due and punctual payment of the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the 12 1/2% Senior Notes due 2008 (the "Notes") of Queen Sand Resources, Inc., a Delaware corporation (the "Company"), whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest and Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article Thirteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

      The obligations of each Subsidiary Guarantor to the Holder and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Thirteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

      No stockholder, officer, director, employee or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability by reason of his or its status as such stockholder, officer, director, employee or incorporator for any obligations of any Subsidiary Guarantor under the Notes, the Indenture or its Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

      This is a continuing guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer of assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

      The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent transfer or conveyance under applicable law.

      The obligation evidenced by this Subsidiary Guarantee is, to the extent provided in the Indenture, and this Subsidiary Guarantee is subject to the provisions of the Indenture with respect thereto. Each Holder of this Subsidiary Guarantee, by accepting the same, (a) agrees to and shall be bound by such provisions, and (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

      THE TERMS OF ARTICLE THIRTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

      All terms used in this Subsidiary Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                              [Subsidiary Guarantor]


                                              By
                                                -----------------------------
                                              Name
                                                  ---------------------------
                                              Title
                                                   --------------------------

                                                                         Annex C

                 [FORM OF REGULATION S CERTIFICATE FOR HOLDER]

CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL NOTE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE

Re:   12 1/2% SENIOR NOTES DUE 2008 OF QUEEN SAND RESOURCES, INC.

      The undersigned as the Holder of a beneficial interest in a Regulation S Temporary Global Note is delivering this certificate concurrently with (check one):

      [ ]        the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Note; or

      [ ]        its written order to Euroclear or CEDEL, as the case may be, to exchange its beneficial interest in the Regulation S Temporary Global Note for beneficial interest in a Regulation S Permanent Global Note.

      In connection with the above, the undersigned hereby certifies that:

      [ ]        the undersigned as the Holder of the beneficial interest in the Regulation S Temporary Global Note is not a U.S. Person (as defined in
Section 305); or

      [ ]        the undersigned has purchased its interest in the Regulation S
Temporary Global Note in a transaction that is exempt from the registration requirements under the Securities Act.



                                          ------------------------------------
                                          [INSERT NAME OF HOLDER]


                                          By:
                                             ---------------------------------

Date
     -----------------------------

           [FORM OF REGULATION S CERTIFICATE FOR EUROCLEAR AND CEDEL]


CERTIFICATE TO BE DELIVERED UPON RECEIPT OF PAYMENT OF PRINCIPAL OR INTEREST WITH RESPECT TO A REGULATION S TEMPORARY GLOBAL NOTE OR THE EXCHANGE OF A REGULATION S TEMPORARY GLOBAL NOTE FOR REGULATION S PERMANENT GLOBAL NOTE

Re:   12 1/2% SENIOR NOTES DUE 2008 OF QUEEN SAND RESOURCES, INC.

      The undersigned is delivering this certificate concurrently with (check one):

      [ ]        the receipt of a payment of interest or principal with respect to a Regulation S Temporary Global Note; or

      [ ]        the exchange of a Regulation S Temporary Global Note for a
Regulation S Permanent Global Note.

      In connection with the above, the undersigned hereby certifies that:

      [ ]        None of the holders of beneficial interests in the Regulation
S Temporary Global Note is a U.S. Person (as defined in Section 305); or

      [ ]        Each of the holders of beneficial interests in the Regulation
S Temporary Global Note has purchased its interest in a transaction that is exempt from the registration requirements under the Securities Act.

                                      [MORGAN GUARANTY TRUST COMPANY OF
                                        NEW YORK, BRUSSELS OFFICE, AS
                                        OPERATOR OF THE EUROCLEAR CLEARANCE
                                        SYSTEM] [CEDEL BANK, SOCIETE ANONYME]


                                      By:
                                          ------------------------------------

Date:
      ----------------------------

                                                                         Annex D

Existing Agreements

     1. Securities Purchase Agreement dated as of March 27, 1997 between Joint Energy Investments Limited Partnership, a Delaware limited partnership, and Queen Sand Resources, Inc., a Delaware corporation.

     2. Registration Rights Agreement by and between Queen Sand Resources, Inc., a Delaware corporation, and Joint Energy Investments Limited Partnership, a Delaware limited partnership, dated May 6, 1997.

     3. Letter Agreement by and between Queen Sand Resources, Inc., a Delaware corporation, and ECT Securities Corp., a Delaware corporation, dated May 6, 1997.

     4. Stockholders Agreement by and among Edward J. Munden, Ronald I. Benn, Bruce I. Benn, Robert P. Lindsay, EIBOC Investments Ltd., a Barbados corporation, Queen Sand Resources, Inc., a Delaware corporation, and Joint Energy Developments Investments Limited Partnership, a Delaware limited partnership, dated May 6, 1997.

     5. Common Stock Purchase Warrant Representing Right to Purchase 495,215 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on January 6, 1998.

     6. Common Stock Purchase Warrant Representing Right to Purchase 49,522 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on January 6, 1998.

     7. Common Stock Purchase Warrant Representing Right to Purchase 99,043 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on January 6, 1998.

     8. Common Stock Purchase Warrant Representing Right to Purchase 74,282 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on January 6, 1998.

     9. Common Stock Purchase Warrant Representing Right to Purchase 123,804 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership, on January 6, 1998.

     10. Common Stock Purchase Warrant Representing Right to Purchase 167,135 Shares of Common Stock of Queen Sand Resources, Inc., a Delaware corporation, to be issued to Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

     11.  ECT Hedge Agreements described in the Offering Memorandum.

     12. Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997, executed by Queen Sand Resources, Inc., certain lenders now or hereafter parties thereto, and Enron Capital & Trade Resources Corp., as agent ("ECT Agent") for the lenders ("ECT Lenders"), as amended by First Amendment to Loan Agreement among Queen Sand Resources, Inc. as borrower, ECT Agent, and ECT Lenders, effective as of July 1, 1998.

     13. Promissory Note, executed by Queen Sand Resources, Inc. and payable to the order of Enron Capital & Trade Resources Corp. in the original principal amount of $10,000,000.

     14. Guaranty, executed by Queen Sand Resources, Inc., a Delaware corporation, in favor of ECT Agent and the ECT Lenders.

     15. Guaranty, executed by Corrida Resources, Inc., a Nevada corporation, and Northland Operating Co., a Nevada corporation, in favor of ECT Agent and the ECT Lenders.

     16. Subordination Agreement, executed by the Agent in favor of the Bank of Montreal as agent for the senior lenders, Queen Sand Resources, Inc. and the Guarantors.

     17. Registration Rights Agreement among Queen Sand Resources, Inc., a Delaware corporation, the ECT Agent and Joint Energy Development Investments Limited Partnership.

     18. Mortgage, Line of Credit Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement, dated effective as of December 29, 1997, executed by Queen Sand Resources, Inc. to Gray H. Muzzy, Trustee, for the benefit of ECT Agent and the ECT Lenders, which is to be recorded in the Real Property Records of Anderson, Harrison, Limestone, Panola, Crockett, Ector, Borden, Howard, Ward, Dawson, Sterling, Martin, Reagan, Irion, Midland, Glasscock, Archer, Nolan, Baylor and Tyler Counties, Texas; Eddy, Lea and Chaves Counties, New Mexico; Beckham, Cimarron, Oklahoma and Washita

          Counties, Oklahoma; St. Mary, St. Martin, Vermilion and Calcasieu Parishes, Louisiana; and Amite, Clark, Jasper, Scott, and Smith Counties, Mississippi.

     19. Amended and Restated Credit Agreement, dated as of April 17, 1998, among Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the Lenders signatory thereto, as amended by First Amendment to Amended and Restated Credit Agreement executed effective as of July 1, 1998, among Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, the Bank of Montreal and the Lenders signatory thereto.

     20. Amended and Restated Guaranty Agreement executed by Queen Sand Resources, Inc., a Delaware corporation, in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.

     21. Amended and Restated Guaranty Agreement executed by Northland Operating Co. in favor of the Bank of Montreal, as agent, dated as of April 17, 1998.

     22. Promissory Note in the original principal amount of $20,833,333.25 dated as of April 17, 1998 payable to ECT.

     23. Promissory Note in the original principal amount of $20,833,333.25 dated as of April 17, 1998 payable to JEDI.

     24. Guaranty Agreement dated as of August 1, 1997 executed by Corrida Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal, as agent, as amended.

     25. Amended and Restated Security Agreement dated as of April 17, 1998 executed by Queen Sand Resources, Inc., a Nevada corporation, in favor of the Bank of Montreal.

     26. Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement, dated as of April 17, 1998, executed by Queen Sand Resources, Inc., a Nevada corporation, to James
          A. Whitmore, Trustee, for the benefit of the Bank of Montreal, as collateral agent, for JEDI, the Bank of Montreal and ECT, which is to be recorded in, among other places, the Real Property Records of certain counties in Texas in which a portion of the Mortgaged Property described therein is located.

     27. Fee letter agreement dated April 17, 1998 between Queen Sand Resources, Inc., a Nevada corporation, and the Bank of Montreal.

     28.  Note Purchase Agreement (Variable Rate Senior Second Secured Notes due
          2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and the Bank of Montreal.

     29.  Note Purchase Agreement (Variable Rate Senior Second Secured Notes due
          2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and ECT.

     30.  Note Purchase Agreement (Variable Rate Senior Second Secured Notes due
          2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and JEDI.

     31. Promissory Notes, executed by Queen Sand Resources, Inc., a Nevada corporation, and payable to the order of (i) the Bank of Montreal in the original principal amount of $20,000,000, (ii) ECT in the original principal amount of $5,000,000, and (iii) JEDI in the original principal amount of $5,000,000.

     32. Fee Letters executed by Queen Sand Resources, Inc., a Nevada corporation, in favor of JEDI, the Bank of Montreal and ECT.

     33. Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement executed by Queen Sand Resources, Inc., a Nevada corporation, to James A. Whitmore, Trustee, for the benefit of the Bank of Montreal, as collateral agent, for JEDI, the Bank of Montreal and ECT, which is to be recorded in, among other places, the Real Property Records of certain counties in Texas in which a portion of the Mortgaged Property described therein is located.

     34. Note Purchase Agreement (Variable Rate Senior Third Secured Equity Bridge Notes due 2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and the Bank of Montreal.

     35. Note Purchase Agreement (Variable Rate Senior Third Secured Equity Bridge Notes due 2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and ECT.

     36. Note Purchase Agreement (Variable Rate Senior Third Secured Equity Bridge Notes due 2003) dated April 17, 1998 between Queen Sand Resources, Inc., a Delaware corporation, Queen Sand Resources, Inc., a Nevada corporation, and JEDI.

     37. Promissory Notes executed by Queen Sand Resources, Inc., a Nevada corporation, and payable to the order of (i) the Bank of Montreal in the original principal amount of $20,000,000, (ii) ECT in the original principal amount of $5,000,000, and (iii) JEDI in the original principal amount of $5,000,000.

     38. Fee Letters executed by Queen Sand Resources, Inc., a Nevada corporation, in favor of JEDI, the Bank of Montreal and ECT.

     39. Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement executed by Queen Sand Resources, Inc., a Nevada corporation, to James A. Whitmore, Trustee, for the benefit of the Bank of Montreal, as collateral agent, for JEDI, the Bank of Montreal and ECT, which is to be recorded in, among other places, the Real Property Records of certain counties in Texas in which a portion of the Mortgaged Property described therein is located.

     40. Warrant Agreement dated April 17, 1998 by Queen Sand Resources, Inc., a Delaware corporation, in favor of JEDI, the Bank of Montreal and ECT (the "Warrant Agreement").

     41. Warrant dated April 17, 1998 issued by Queen Sand Resources, Inc., a Delaware corporation, to ECT pursuant to the Warrant Agreement.

     42. Warrant dated April 17, 1998 issued by Queen Sand Resources, Inc., a Delaware corporation, to JEDI pursuant to the Warrant Agreement.





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